UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Upland Software, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, Texas 78701
April 21, 2025
Dear Stockholder:
You are cordially invited to attend our 2025 Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at 401 Congress Avenue, Suite 1850, Austin, Texas 78701 on Wednesday, June 4, 2025, at 11:00 a.m. Central Daylight Time.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
In accordance with U.S. Securities and Exchange Commission “notice and access” rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.
The Proxy Statement, the accompanying form of proxy card, the Notice of 2025 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com and may also be accessed through our website at www.uplandsoftware.com under the “SEC Filings” section of the “Investors” page. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Instructions on voting are located on the accompanying proxy card. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Casting your vote by proxy does not deprive you of your right to attend the Annual Meeting and vote your shares in person.
The Board and management look forward to your participation at the Annual Meeting.

Sincerely,

Matthew H. Smith
General Counsel & Secretary

Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, Texas 78701

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2025

To the Stockholders of Upland Software, Inc.:
The Annual Meeting of Stockholders for Upland Software, Inc. (“Upland”, “we”, “us”, “our” or the “Company”) will be held at 401 Congress Avenue, Suite 1850, Austin, Texas 78701 on Wednesday, June 4, 2025, at 11:00 a.m. Central Daylight Time (the “Annual Meeting”), to consider the following matters:
1.To elect three Class II directors to serve on the board of directors until our 2028 annual meeting of stockholders, or until a successor is duly elected and qualified;
2.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To vote on a non-binding advisory basis to approve the compensation of our named executive officers; and,
4.To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors (the “Board”) has fixed the close of business on April 14, 2025, as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof (the “Record Date”). A complete list of such stockholders will be available for examination at our offices in Austin, Texas, during normal business hours for a period of ten days prior to the Annual Meeting. This Notice of 2025 Annual Meeting of Stockholders is being distributed or made available to stockholders beginning on or about April 21, 2025.

By Order of the Board of Directors

John T. McDonald
Chief Executive Officer and Chair

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2025.

This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING

You do not need to attend to vote. You may vote by submitting a proxy card in advance, by telephone or through the Internet.
If you wish to attend the meeting:
•Doors open at 10:30 a.m. Central Daylight Time on Wednesday, June 4, 2025.
•The meeting starts at 11:00 a.m. Central Daylight Time.
•All stockholders and proxy holders must register at the reception desk and provide evidence of ownership as of the Record Date, and only such persons will be permitted to enter the room and attend the meeting.
•The meeting will follow the agenda and rules of conduct provided to all stockholders and proxy holders upon entering the meeting.
•Subject to meeting rules, only stockholders of record or their proxy holders will be allowed to address the meeting and only after having been recognized. All questions and comments must be directed to the chair of the meeting.
•The purpose and order of the meeting will be strictly observed, and the chair’s or secretary’s determinations in that regard will be final, including any postponements or adjournments of the meeting.
•Media will not be allowed to attend the meeting. The taking of photographs and the use of audio and video recording devices will not be allowed.

QUESTIONS

For Questions Regarding:	Contact:
The Annual Meeting	Upland Software, Inc. - Investor Relations (512) 960-1031
Stock ownership for registered holders	Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 shareholder@broadridge.com (866) 321-8022 (within the U.S. and Canada) or (720) 378-5956 (worldwide)
Stock ownership for beneficial owners	Please contact your broker, bank or other nominee
Voting for registered holders	Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 shareholder@broadridge.com (866) 321-8022 (within the U.S. and Canada) or (720) 378-5956 (worldwide)
Voting for beneficial owners	Please contact your broker, bank or other nominee

Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, Texas 78701

PROXY STATEMENT INFORMATION ON VOTING

Our Board solicits your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the meeting for the matters set forth in the “Notice of 2025 Annual Meeting of Stockholders.” The Annual Meeting will be held at 401 Congress Avenue, Suite 1850, Austin, TX 78701 on June 4, 2025 at 11:00 a.m. Central Daylight Time. We made this Proxy Statement available to stockholders beginning on April 21, 2025.

Record Date	April 14, 2025
Quorum
A majority of combined shares of our common stock, par value $0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) (on an as-converted basis) outstanding on the Record Date must be present in person or by proxy to constitute a quorum at the Annual Meeting. Abstentions and any broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Shares Outstanding	There were 28,484,279 shares of Common Stock outstanding as of April 14, 2025.
Inspector of Election	A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.
Voting by Proxy	Stockholders of record on the Record Date may submit their proxy on the Internet, by phone, or by mail.
Appointment of Proxy Holders
The Board asks you to appoint Michael D. Hill and Matthew H. Smith as your proxy holders to vote your shares at the Annual Meeting. You may make this appointment by voting the enclosed proxy card or by using one of the voting methods described below.

Voting Instructions; Voting at the Meeting
We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to attend the meeting.
Stockholders can vote in person during the meeting. Stockholders of record (those whose shares are registered directly in their name with Upland’s transfer agent, Broadridge) who attend the Annual Meeting in person may obtain a ballot from the inspector of election. Beneficial owners whose shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization and who attend the Annual Meeting in person must obtain a proxy from their broker, bank, or other nominee prior to the date of the Annual Meeting and present it to the inspector of election with their ballot. Voting in person during the meeting will replace any previous votes.

Voting Instructions; Voting by Proxy
All shares represented by valid proxies received prior to the meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Voting Instructions; What Happens if no Voting Instructions are Provided
If, on the Record Date, your shares were held in an account at a brokerage firm or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting.
As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, which includes all matters on the agenda other than the ratification of the appointment of the independent registered public accounting firm. This is generally referred to as a “broker non-vote.”
We urge you to provide voting instructions to your broker or agent to vote your shares.
A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker or other agent.

Routine and Non-Routine Matters
Proposals One and Three are each considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, broker non-votes may exist in connection with Proposals One and Three. Proposal Two, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal Two.

Votes Required; Effect of Broker Non-Votes and Abstentions
Each holder of shares of our Common Stock outstanding on the Record Date is entitled to one vote for each share of Common Stock held as of the Record Date. Except as provided by the Certificate of Designation of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”) or applicable law, the holders of Series A Preferred Stock will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock.
With respect to Proposal One, the director nominees are elected by a plurality of the voting power of the shares of our Common Stock and shares of our Series A Preferred Stock (on an as-converted basis) present in person or represented by proxy and entitled to vote at the Annual Meeting. Therefore, the three nominees receiving the most “FOR” votes will be elected as directors to serve until the third annual meeting of stockholders following their election. For Proposal One, there is no cumulative voting and abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of the vote.
The ratification of our independent registered public accounting firm in Proposal Two requires the affirmative vote of a majority of the voting power of the shares of our Common Stock and Series A Preferred Stock (on an as-converted basis) present or represented by proxy and voting as a single class at the Annual Meeting. Proposal Two is a routine matter and no broker non-votes are expected to exist in connection with Proposal Two. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of the vote.

Votes Required; Effect of Broker Non-Votes and Abstentions
Proposal Three, the advisory vote to approve executive compensation, requires the approval of a majority of the voting power of the shares of our Common Stock and Series A Preferred Stock (on an as-converted basis) present or represented by proxy and voting as a single class at the Annual Meeting. However, because Proposal Three is an advisory vote, the result will not be binding on the Company or our Board. The Board, the Compensation Committee and/or another committee of the Board will consider the outcome of the vote when establishing or modifying the compensation of our named executive officers and determining how often we should submit to the stockholders an advisory vote to approve the compensation of our named executive officers included in our proxy statement. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of the vote.

Changing Your Vote
Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results at http://investor.uplandsoftware.com and in a filing with the U.S. Securities and Exchange Commission (the “SEC”) on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Important
Please promptly vote and submit your proxy by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our Board is comprised of six directors. In accordance with our Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), our Board is divided into three classes, the members of each of which serve for staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:
•the Class I directors are Stephen E. Courter and Teresa Miles Walsh, and their terms will expire at our annual meeting of stockholders to be held in 2027; and
•the Class II directors are David Chung, Timothy W. Mattox and David D. May, and their terms will expire at the Annual Meeting; and
•the Class III director is John T. (Jack) McDonald, and his term will expire at our annual meeting of stockholders to be held in 2026.
This year’s nominees for election to our Board as Class II directors are David Chung, Timothy W. Mattox and David D. May. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted “FOR” the nominees. Mr. Chung and Mr. May are independent directors as determined by the Board. Mr. Mattox is not currently considered an independent director due to his previous compensation received through a consulting relationship with the Company, which ended on December 31, 2023 when he was appointed to the Board.
The nominees have been nominated by our Board upon the recommendation of the Nominating and Governance Committee. Certain biographical information about the nominees is set forth below, including the director's business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating and Governance Committee to recommend that the nominees should continue to serve on our Board. There are no family relationships among the nominees and any of our directors or executive officers.
David Chung has served as a member of our Board since August 2022. Mr. Chung is a Partner and Co-Chief Investment Officer of HGGC, LLC (“HGGC”). Mr. Chung is a member of HGGC’s Management Committee and Fund IV Investment Committee. He is involved in all aspects of HGGC’s investment sourcing, underwriting, execution and portfolio management and realization. Mr. Chung brings 29 years of experience as a private equity, public equity and hybrid public/private investor. Prior to joining HGGC in December 2016, he was an independent investor through Arrowhead Holdings LLC, an Investment Partner at Blum Capital Partners, a Partner at Standard Pacific Capital, and a Director at KKR, where he began his private equity career in 1995. Previously, he was a strategy consultant at McKinsey & Co. and an investment banker at Hambrecht & Quist. Mr. Chung currently serves on the board of directors of Movella, Inc. since 2023 and previously served on the board of directors of Pathfinder Acquisition Corporation from 2021 to 2023. Additionally, Mr. Chung currently serves on the board of directors of a number of privately held companies. Mr. Chung holds a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School.
We believe that Mr. Chung is qualified to serve as a member of our Board as a result of his experience in the private equity industry and experience serving in executive and senior management roles.
Timothy W. Mattox has served as a member of our Board since January 2024. Mr. Mattox previously served as President and Chief Operating Officer for Upland from July 2014 until March 2021, and most recently as a Strategic Advisor to Upland from March 2021 until his appointment to the Board. Prior to Upland, Mr. Mattox’s career included extensive strategic, operational, new business, and private equity experience in software, hardware, and web/cloud services. From 1998 to 2013, Mr. Mattox held several leadership positions at Dell, Inc., including Vice President of Corporate Strategy, followed by Vice President of Worldwide Enterprise Product Management. From 1994 to 1998, Mr. Mattox was a Manager at Bain & Company. From 1989 to 1992, Mr. Mattox was a Senior Product Line Manager at Oracle Corporation. Mr. Mattox has led businesses with revenue of $25 million to $10 billion and has a strong track record of stockholder value creation at the corporate and divisional level. Mr. Mattox holds B.S. and M.S. degrees in electrical engineering and computer science from Massachusetts Institute of Technology and an M.B.A. from Stanford’s Graduate School of Business.
We believe that Mr. Mattox is qualified to serve as a member of our Board as a result of his significant software executive leadership experience, as well as his previous understanding and history of the Company.
David D. May has served as a member of our Board since March 2016 and was named Lead Independent Director in October 2017. Mr. May is a Vice President of Luther King Capital Management, and Senior Advisor to LKCM Headwater Investments, which he joined in August 2013. From 2005 to 2013, Mr. May was the co-founder and portfolio manager of Third Coast Capital Management, an Austin-based long-short equity hedge fund formed in 2004. From 1998 to 2003, Mr. May was a co-founder and Managing Partner of Ridgecrest Partners, a New York City-based hedge fund founded in 1998. From 1996 to

1998, Mr. May was a Partner at Ardsley Partners, a Connecticut-based hedge fund, where he served as an analyst and a portfolio manager. Prior to this, he was a Vice President at Luther King Capital Management and served as a portfolio manager for a broad range of investment portfolios and co-founded the LKCM Mutual Funds, serving as President of the Fund Group. Mr. May served on the board of directors of Perficient Inc. (Nasdaq: PRFT), an information technology consulting firm, where he served on the Audit Committee and was the Chair of the Compensation Committee from 2009 to 2013. Mr. May has previously served on the boards of privately held companies and philanthropic organizations. Mr. May holds a B.A. in Business and an M.B.A. from Texas Christian University. He is a CFA charter holder.
We believe that Mr. May is qualified to serve as a member of our Board as a result of his experience as a director of publicly traded technology companies and his background in the institutional investment industry.
Vote Required
The nominees receiving the highest number of affirmative votes of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis) voting together as a single class, present in person or represented by proxy and entitled to vote for them will be elected as Class II directors to serve until the third annual meeting following their election or until their successor, if any, is duly elected and qualified, or until their earlier death, resignation, or removal. Unless you otherwise instruct, proxies will be voted for election of the nominees who are listed above as the Class II director nominees. The Company has no reason to believe that the nominees will be unable to serve, but in the event that the nominees are unwilling or unable to serve as a directors and the Board does not, in that event, choose to reduce the size of the Board, the persons voting the proxy may vote for the election of another person in accordance with their judgment.
Recommendation of the Board
The Board unanimously recommends that stockholders vote “FOR” the election of Messrs. Chung, Mattox and May.

DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Highlights

Independence
•The Board currently has 6 members, 4 of whom are independent.
•There are three standing committees with all members being independent directors.
•Directors regularly meet without management present with the Lead Independent Director presiding.

Board Practices
•The Board and its standing committees perform self-evaluations on an annual basis.
•Each standing committee operates under a committee charter.
•The Board oversees risk management practices.
•The Board receives information concerning, and provides input on, succession planning.
•The Board has adopted an insider trading policy, a related person transaction policy, corporate governance guidelines, and a code of business conduct and ethics.

Leadership Structure •The Board leadership structure consists of a Chair, a Lead Independent Director and committee chairs.
Directors
The Nominating and Governance Committee of the Board and the Board believe the skills, qualities, attributes, and experience of its directors provide Upland with business acumen and a diverse range of perspectives to engage each other and management to effectively address the evolving needs of Upland and represent the best interests of our stockholders. In the event the nominees for director are elected, following the Annual Meeting, our Board would consist of the following individuals:

Name	Position with Upland	Age as of the Annual Meeting	Director Since
David Chung	Director	57	2022
Stephen E. Courter	Director	70	2014
Timothy W. Mattox	Director	59	2024
David D. May	Lead Independent Director	62	2016
John T. (Jack) McDonald	Director, Chief Executive Officer and Chair	61	2010
Teresa Miles Walsh	Director	61	2020
The following presents biographical information for each of our continuing directors listed above in the table. The biographical information includes the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating and Governance Committee to recommend that the director should serve on the Board.

David Chung has served as a member of our Board since August 2022. His biography is included with those of the rest of our director nominees under the section entitled “Proposal One: Election of Directors” above.
Stephen E. Courter has served as a member of our Board since September 2014. Mr. Courter is on the faculty of the McCombs School of Business, University of Texas at Austin, which he joined in August 2007, teaching courses in the Masters in Business Administration program and leading study abroad programs in Thailand, Vietnam, India, and Indonesia. From 2006 to 2007, Mr. Courter served as Chief Executive Officer and board member of Broadwing Communications. From 2000 to 2006, Mr. Courter served as Chair and Chief Executive Officer of Neon Communications. From 1998 to 2000, Mr. Courter served a Chief Executive Officer of Enertel, a Dutch telecommunications company based in Rotterdam. Since October 2008, Mr. Courter has served on the board of directors of Cadiz Inc. (Nasdaq: CDZI), a land and water resource development company, where he is the chair of the audit and risk committee and a member of the corporate governance and nominating committee. Mr. Courter holds a B.S. in Finance from The Pennsylvania State University and an M.B.A. from The George Washington University. Mr. Courter holds the rank of Major in the U.S. Army Reserves.
We believe Mr. Courter is qualified to serve as a member of our Board as a result of his experience in executive-level management positions at technology companies and the knowledge he gained from service on the boards of public and private companies.
Timothy W. Mattox has served as a member of our Board since January 2024. His biography is included with those of the rest of our director nominees under the section entitled “Proposal One: Election of Directors” above.
David D. May has served as a member of our Board since March 2016 and was named Lead Independent Director in October 2017. His biography is included with those of the rest of our director nominees under the section entitled “Proposal One: Election of Directors” above.
John T. (Jack) McDonald founded the Company and has served as our Chief Executive Officer and Chair of our Board since our founding in July 2010. Prior to founding Upland in 2010, Mr. McDonald was Chief Executive Officer of Perficient, Inc. (Nasdaq: PRFT), an information technology consulting firm, from 1999 to 2009, and chairman from 2001 to 2010. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, focusing on mergers and acquisitions and corporate finance. Mr. McDonald served on the board of directors and member of the Compensation Committee of BigCommerce Holdings, Inc. (Nasdaq: BIGC), from August 2019 to July 2022. Mr. McDonald served as chairman of the Greater Austin Chamber of Commerce and as a member of the board of directors of a number of privately held companies and non-profit organizations. Mr. McDonald holds a B.A. in Economics from Fordham University and a J.D. from Fordham Law School.
We believe that Mr. McDonald is qualified to serve as a member of our Board because of his experience as our Chief Executive Officer and his background in the technology industry, including previously serving as Chair and Chief Executive Officer of a public technology company.
Teresa Miles Walsh has served as a member of our Board since March 2020. Ms. Walsh founded Access Media Advisory Limited in the United Kingdom (“AMA”), a corporate advisory boutique focused on media sector clients, in 2003 and Access Media Advisory LLC in the United States in 2008. She currently serves as chief executive officer of both. Ms. Walsh is also a limited partner and registered representative of Pickwick Capital Partners, LLC, a FINRA regulated broker dealer. From 1989 to 2002, Ms. Walsh held positions at Merrill Lynch including Vice Chair and Managing Director, European Telecommunications, Media and Technology (2002), Head of the European Media Investment Banking Group (1997-2002) and other investment banking roles in media, utilities and structured finance groups of the investment banking division at Merrill Lynch (1989-1997). Ms. Walsh was an independent member of the board of directors and chair of the audit committee of Forest Road Acquisition Corp (NYSE: FRX.U) from November 2020 to June 2021. Ms. Walsh holds a B.A. in Economics, Magna Cum Laude, from Duke University and an M.B.A., with distinction, from the Fuqua School of Business at Duke University.
We believe Ms. Walsh is qualified to serve as a member of our Board as a result of her experience in the international business sector and with mergers and acquisitions, as well as her executive-level management positions with investment banking entities.

Director Qualifications and Information
Director Qualifications — The Board believes that individuals who serve on the Board should have demonstrated notable or significant achievements in business, education, or public service; should possess the requisite intelligence, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for Board members which are important to our business and its future:
•Leadership Experience — We seek directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They demonstrate practical management experience, skills for managing change, and deep knowledge of industries, geographies, and risk management strategies relevant to the Company. They have experience in identifying and developing the current and future leaders of the Company. The relevant leadership experience we seek includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.
•Finance Experience — We believe that all directors should possess an understanding of finance and related reporting processes. We also seek directors who qualify as an “audit committee financial expert” as defined in the SEC’s rules for service on the Audit Committee.
•Business Experience — We seek directors who have relevant experience in businesses and markets that are relevant to our business and/or to the business of our customers. We value experience in our high priority areas, including corporate finance and public markets, SaaS and cloud based businesses, new or expanding businesses, customer segments or geographies, organic and inorganic growth strategies, existing and new technologies; deep or unique understanding of the Company’s business environments; and experience with, exposure to, or reputation among a broad subset of our customer base.
Director Qualifications Matrix — The Nominating and Governance Committee selects, evaluates and recommends to the full Board qualified candidates for election or appointment to the Board. The Nominating and Governance Committee has developed the following matrix outlining specific qualifications to ensure that the Company’s directors bring to the Board a diversity of experience, background and perspective. The matrix allows the Nominating and Governance Committee to identify areas of expertise and experience that may benefit the Board in the future as well as gaps in those areas that may arise as directors retire. The Nominating and Governance Committee uses this information as part of its process for identifying and recommending new directors for the Board.

DIRECTOR QUALIFICATION MATRIX
	Leadership			Financial
Name of Director	Technical Industry	Academic	Active/Recent CEO	Financial Literacy	Audit Committee Financial Expert
Mr. Chung	X		X	X	X
Mr. Courter	X	X	X	X	X
Mr. May	X			X	X
Mr. McDonald	X		X	X
Mr. Mattox	X			X
Ms. Walsh	X		X	X	X

Board Corporate Governance Guidelines
Our Board maintains Corporate Governance Guidelines, which are intended to reflect our core values and provide the foundation for our governance and management systems and our interactions with others. A copy of those guidelines is posted on the investor relations portion of our website at https://investor.uplandsoftware.com/governance/governance-documents/default.aspx.
Structure of the Board of Directors
Our business and affairs are managed under the direction of our Board. As noted above, our Board currently consists of six members and is divided into three classes with staggered three-year terms.
Pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and Ulysses Aggregator, LP, (the “Purchaser”), the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, have the right to elect, for so long as Ulysses Aggregator, LP and its affiliates (including HGGC, LLC) beneficially own in the aggregate at least 5% of the shares of Common Stock on a fully diluted basis including the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, one member (the “Series A Director”) of the Board. The Series A Director is entitled to serve on each committee of the Board, subject to applicable rules and regulations of the NASDAQ Global Market. As of August 23, 2022, Mr. Chung was appointed as the Series A Director.
We expect that any additional directorships resulting from an increase in the authorized number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management.
Our Certificate of Incorporation and Bylaws provide that our directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors. Our directors are elected by a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal.
Director Independence
The NASDAQ Global Market listing standards require that a majority of the members of our Board qualify as “independent” as defined by those standards. In April 2025, our Board, following consultation with our Nominating and Governance Committee, undertook a review of the independence of the directors and nominee for director and considered whether any director or nominee has a material relationship with us that could compromise his or her ability to exercise judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that four of our six current directors, Messrs. Chung, Courter, and May and Ms. Walsh, are “independent directors” as defined under the applicable requirements of the NASDAQ Global Market listing standards and SEC rules and regulations. In making that determination, our Board considered whether each director and nominee has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Note from our Lead Independent Director
It is my privilege to serve as Upland’s Lead Independent Director, a role I have held since October 2017. I would like to share a few of the important ways our Board works to provide independent oversight of management as fiduciaries to you, our stockholders.
As Lead Independent Director, I work closely with our Chair and CEO, Jack McDonald, to facilitate continuous communication among management and the Board’s independent directors. Our Board currently has six members, four of whom are independent. It is important to Upland that we have significant input and guidance from independent directors.
Our Board and Upland’s management highly value the input of our independent directors. Mr. McDonald and his executive team regularly communicate with our independent directors between meetings of our Board to ensure that they are informed and that the Company has the benefit of their input on a real-time basis.
Finally, our Board participates in an annual self-assessment process conducted by an outside third-party to ensure that the Board is well-functioning and that each director has the opportunity to anonymously communicate their thoughts on the Board’s operation for the prior year and to set goals for the coming year.

I thank you for your support and look forward to serving our stockholders interests as we move forward.

Sincerely,
David D. May
Lead Independent Director

Board Leadership and Lead Independent Director
The Chair of our Board is currently our Chief Executive Officer, John T. (Jack) McDonald. The Board does not have a policy with regard to whether the roles of Chair of our Board and Chief Executive Officer should be separate or combined. Rather, the Board believes that the present structure, which includes a Lead Independent Director with well-defined responsibilities, provides the Company and the Board with exemplary leadership, appropriate independent oversight of management, continuity of experience that complements ongoing Board refreshment and the ability to communicate the Company’s business and strategy to stockholders, the investor community, employees and other stakeholders. Further, the Board believes that Mr. McDonald is best suited to serve as the combined Chair and Chief Executive Officer because he has provided the Company with invaluable leadership since our founding, is the director most familiar with our business, and is best suited to lead the discussion and execution of our strategy.
The Company has adopted corporate governance guidelines that provide that one of our independent directors should serve as Lead Independent Director at any time when our Chief Executive Officer serves as the Chair of our Board, or if the Chair is otherwise not independent. Because Mr. McDonald is our Chair and Chief Executive Officer, our Board has appointed Mr. May to serve as Lead Independent Director to preside over periodic meetings of our independent directors, serve as the liaison between our Chair and the independent directors, and perform additional duties as our Board may otherwise determine or delegate from time to time.
Committees of the Board of Directors
Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The current members of the committees are identified in the table below:

Name of Director	Audit	Compensation	Nominating And Governance
David Chung	Member	Member	Member
Stephen E. Courter	Chair	Member	—
David D. May	Member	Chair	Member
Teresa Miles Walsh	Member	—	Chair
The continuing members of the committees following the Annual Meeting are expected to remain the same. Messrs. Mattox and McDonald do not serve on any committees.
Audit Committee
Our Audit Committee is composed of Messrs. Chung, Courter and May and Ms. Walsh, with Mr. Courter serving as chair. Our Board has determined that each of Messrs. Chung, Courter and May and Ms. Walsh meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Global Market listing standards. Our Board has also determined that Messrs. Chung, Courter and May and Ms. Walsh qualify as an “audit committee financial expert” within the meaning of SEC regulations.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate its services;
•determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of our annual and quarterly financial statements and reports;
•reviewing with management and our independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;
•conferring with management and our independent registered public accounting firm regarding the scope, adequacy, and effectiveness of our internal control over financial reporting;
•establishing procedures for the receipt, retention, and treatment of any complaints we receive regarding accounting, internal accounting controls, or auditing matters;

•reviewing and approving related party transactions;
•overseeing compliance with the requirements of the SEC and the Foreign Corrupt Practices Act,
•providing oversight and review of the Company’s risk management policies, including its enterprise risk management program and investment policies; and;
•reviewing at least semi-annually the Company’s cybersecurity risk mitigation activities and procedures.
The Audit Committee met 6 times in 2024.
Compensation Committee
Our Compensation Committee is composed of Messrs. Chung, Courter and May, with Mr. May serving as chair. Our Board has determined that each of Messrs. Chung, Courter and May are independent within the meaning of applicable NASDAQ Global Market listing standards, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•determining the compensation and other terms of employment of our Chief Executive Officer and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•in consultation with the Chief Executive Officer, determining the compensation and other terms of employment of our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•evaluating, approving, and administering the compensation plans and programs advisable for us and evaluating and approving the modification or termination of existing plans and programs;
•reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and
•reviewing and recommending to our Board the compensation of our directors.
The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate, except that the Compensation Committee shall not delegate to a subcommittee any power or authority required by law, regulation, or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisers as it deems necessary or appropriate to carry out its duties. The Compensation Committee currently retains the services of a compensation consultant, Korn Ferry, and has utilized their services since August 1, 2024, where NFP Compensation Consulting (“NFP”) (formerly Longnecker & Associates), was used from January 1, 2024 through August 1, 2024. The lead individual, who provides compensation advice for the Compensation Committee, transitioned from NFP to Korn Ferry in 2024.
The Compensation Committee met 5 times in 2024.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. Chung and May and Ms. Walsh, with Ms. Walsh serving as chair. Our Board has determined that each of Messrs. Chung and May and Ms. Walsh are independent within the meaning of applicable NASDAQ Global Market listing standards.
The specific responsibilities of our Nominating and Governance Committee include:
•reviewing proposed changes to the Certificate of Incorporation and the Bylaws and making recommendations to the Board;
•overseeing compliance by the Board with applicable laws and regulations;
•identifying, reviewing, evaluating, and recommending for selection candidates for membership to our Board;
•reviewing, evaluating, and considering the recommendation for nomination of incumbent members of our Board for reelection to our Board and monitoring the size of our Board;

•considering the recommendation for nomination of candidates for election to our Board and proposals submitted by our stockholders;
•reviewing the Company’s environmental, social and governance (“ESG”) position; and
•reviewing the performance of our Board, recommending areas of improvement to our Board, and assessing the independence of members of our Board.
In addition, the Nominating and Governance Committee, in conjunction with management, provides continuing education and learning resources to our Board.
The Nominating and Governance Committee met 4 times in 2024.
Committee Charters
Our Audit Committee, Compensation Committee, and Nominating and Governance Committee operate under written charters adopted by the Board. These charters are posted on the “Investor Relations” page of our website, https://investor.uplandsoftware.com/governance/governance-documents/default.aspx.
Risk Oversight
Our business is subject to various types of risk, including business risks relating to our strategy, competitive position, operations and financial structure, technological risks, legal and compliance risks, and others. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, oversees our enterprise risk management processes implemented by management and regularly reviews reports from members of senior management on areas of material risk. The committees of the Board are charged with overseeing certain types of risks. Our Audit Committee is responsible for overseeing the management of financial and operational risks, including cybersecurity risks. Our Compensation Committee is responsible for overseeing the management of risks relating to executive compensation. Our Nominating and Governance Committee is responsible for overseeing the management of risks relating to corporate governance. Our full Board regularly receives reports from each committee on the management of these risks and is charged with the management of all other risks.
Code of Business Conduct and Ethics
Our Board has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The code of business conduct and ethics, any amendments that may be adopted from time to time and any waivers of the requirements of the code of business conduct and ethics, are posted on the “Investor Relations” page of our website located at https://investor.uplandsoftware.com/governance/governance-documents/default.aspx. The information on our website is not part of this Proxy Statement.
Communications with the Board of Directors
The Board provides a process for stockholders to send communications to the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Corporate Secretary at 401 Congress Avenue, Suite 1850, Austin, Texas 78701 until June 30, 2024, with a request to forward the communication to the intended recipient or recipients. Starting July 1, 2025, any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Corporate Secretary at Las Cimas IV, 900 S Capital of Texas Highway, Suite 300, Austin, Texas 78746. Our Corporate Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Where the nature of a communication warrants, our Corporate Secretary may determine, in his judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisers or of Company management, as our Corporate Secretary considers appropriate. Our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials, or to decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.
Director Nomination Procedures
The Nominating and Governance Committee has the responsibility for reviewing and recommending to the Board candidates for director positions. The Nominating and Governance Committee will consider nominations made by stockholders. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or whether the recommendation comes from another source. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit such stockholder’s recommendation in writing in accordance with the procedures described in the section of this Proxy Statement entitled “Other Matters—2026 Stockholder Proposals or Nominations” and must include the information specified in our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

The Nominating and Governance Committee, in evaluating Board candidates, considers issues such as character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, and other commitments and the like, all in the context of an assessment of the needs of the Board at the time. The committee’s objective is to maintain a Board of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business.
The Nominating and Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate knowledge of our industry, accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs, independence under Nasdaq rules, lack of conflicts of interest, and a record and reputation for leadership, integrity and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, interpersonal skills, and compatibility with the Board, and ability to complement the competency and skills of the other Board members.
The Nominating and Governance Committee annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment is based on the factors stated above. In addition, directors are also expected to constructively challenge management through their active participation and questioning. In particular, the Nominating and Governance Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our business.
In performing its duties, the Nominating and Governance Committee may consult with internal or external legal counsel and expert advisers.
Board Meetings and Attendance
The Board held four meetings in 2024. During 2024, each member of the Board then serving as a director attended 100% of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings held by all Board committees on which such member served during the period of such member’s service. Directors are encouraged to attend our annual stockholder meetings. All directors attended the 2024 annual stockholder meeting.

DIRECTOR COMPENSATION
Standard Director Compensation Arrangements
Upland’s non-employee director compensation policy is designed to provide appropriate amount and form of compensation to our non-employee directors.
The current annual retainer for non-employee Board members is $30,000. The Lead Independent Director receives an additional annual retainer of $20,000. Members of our committees, all of whom are non-employee directors, receive the following annual cash fees for Board committee service:

Committee	Chair Fee	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	$12,000	$5,000
Nominating and Governance Committee	$7,500	$2,500
Non-employee directors are eligible for equity awards pursuant to our 2024 Omnibus Incentive Plan (the “2024 Plan”). The 2024 Plan provides for the grant of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance units, and performance shares to employees, directors, and consultants. In 2024, each person who first became a non-employee director received an initial grant of RSUs valued at $125,000, as soon as practical after the date such person became a non-employee director. For continuing non-employee directors who served on our Board for at least the preceding six months, each is to be granted, following the annual meeting of stockholders, an annual award of RSUs with a value of approximately $175,000. Both the initial awards and annual awards of RSUs vest in equal quarterly installments beginning approximately on the 3-month anniversary of the vesting commencement date, provided the participant continues as a director through such dates. The vesting commencement date for annual awards generally is the 16th day of the month in which the annual meeting occurs. The vesting commencement date for initial awards generally is the 16th day of the month in which the director becomes a non-employee director, or the following month if the director becomes a non-employee director after the 16th day of a month.
The number of shares of RSUs awarded is calculated based on the average closing price of the common stock for 30 days prior to the date of grant, as measured by the closing price of the common stock on the NASDAQ Stock Market.
Members of our Board are also reimbursed for actual expenses incurred in attending Board meetings, if any. The Compensation Committee, in consultation with our independent compensation consultant, periodically reviews our director compensation practices. The Compensation Committee believes that our director compensation is fair, market based, and appropriate in light of the responsibilities and obligations of our directors.
2024 Director Compensation
The following table presents information regarding the compensation earned or paid during 2024 to our non-employee directors who served on the Board during the year. Due to the market value of our stock price and a desire to preserve shares under the 2024 Plan, the Board elected to take a lower annual RSU award in 2024 of 25,000 RSU’s, equating to approximately $55,750 in value, versus their standard annual equity compensation value of $175,000 (or 78,475 RSU awards). Mr. McDonald, our sole employee director, does not receive compensation for his service as a member of the Board.

Name of Director	Fees Earned or Paid in Cash ($)	Restricted Stock Units(1) ($)	Total ($)
David Chung	47,500	55,750	103,250
Stephen E. Courter	55,000	55,750	110,750
Timothy W. Mattox (2)	30,000	169,267	199,267
David D. May	74,500	55,750	130,250
Teresa Miles Walsh	47,500	55,750	103,250
(1)    The amounts reported in the column represent the grant date fair value of the annual director grants, computed in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation, of the 25,000 RSUs granted on November 4, 2024.
(2)    Mr. Mattox joined the Board in January 2024 and received 27,687 RSUs as his initial director grant, which comprises the difference in Restricted Stock Units ($) as compared to the other directors.

Name of Director	Unvested Restricted Stock Units (#)	Outstanding Option Awards (#)
David Chung(1)	12,500	—
Stephen E. Courter(1)(2)	12,500	37,941
Timothy W. Mattox (1)	12,500	—
David D. May(1)(2)	12,500	24,809
Teresa Miles Walsh(1)	12,500	—
(1)    The number of unvested shares of RSUs and the number of shares underlying stock options held by each of the non-employee directors as of December 31, 2024.
(2)    Unexercised stock options held by the directors were fully vested as of December 31, 2024.

EXECUTIVE OFFICERS
The following sets forth certain information regarding our executive officers as of April 14, 2025. Additional information pertaining to Mr. McDonald, who is both an officer and a director of Upland, may be found in the section of this Proxy Statement entitled “Directors and Corporate Governance—Directors.”
Michael D. Hill, 56, has served as our Chief Financial Officer and Treasurer since our founding in July 2010. Mr. Hill also served as our Corporate Secretary from March 2015 to March 2019 and Assistant Secretary from July 2010 to March 2015. Prior to joining Upland, Mr. Hill served as Chief Financial Officer of Perficient, Inc. (Nasdaq: PRFT), an information technology consulting firm, from February 2004 to August 2006 and then as its Vice President, Strategic Finance from August 2006 to May 2007. Mr. Hill started his career with Ernst & Young LLP in Austin, in the Assurance and Advisory Business Services practice, from 1991 to 1999. Mr. Hill holds a B.B.A. in Accounting from the University of Texas at Austin.
Karen Cummings, 60, has served as our President and Chief Operating Officer since January 2024. Ms. Cummings also served as our Executive Vice President and Senior General Manager from 2021 to 2024 and as our Senior Vice President and General Manager from 2005 to 2021. Ms. Cummings holds a B.A. in Applied Mathematics and Computer Science from the State University of New York at Buffalo.
Daniel Doman, 44, has served as our Chief Product Officer since May 2021, where he oversees product strategy and development. Prior to joining us, Mr. Doman served as Chief Technology Officer and Head of Corporate Development for Khoros from 2019 to 2021 and Senior Vice President of Business & Corporate Development from 2011 to 2019. At Khoros, Mr. Doman was responsible for product strategy, development, and M&A activities. Mr. Doman holds a B.A. in Economics from Northwestern University and an M.B.A. from Carroll School of Management at Boston College.
Matthew H. Smith, 50, has served as our General Counsel and Secretary since October 2023. Prior to joining Upland, Mr. Smith has served in executive leadership roles, including Chief Legal Officer, for three technology and consumer products companies since 2005, leading legal, compliance, regulatory, human resources and other functions. Mr. Smith holds a B.A. in History and Psychology from the University of North Carolina, Chapel Hill and a J.D. from the UNC Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 14, 2025 (the “Record Date”) by:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, on an as-converted basis;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of the Record Date and RSUs vesting within 60 days of the Record Date (not taking into account the withholding of shares of common stock to cover applicable taxes) as well as any unvested restricted stock awards. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Upland Software, Inc., 401 Congress Avenue, Suite 1850, Austin, Texas 78701.

	Common Stock		Series A Preferred Stock		Combined Voting Power(1)
Name and Address of Beneficial Owner	Number	Percent(2)	Number	Percent	Number	Percent
5% or Greater Stockholders:
Entities affiliated with HGGC, LLC(3)	251,727	*	115,000	100.0%	7,635,922	21.3%
The Vanguard Group(4)	1,897,228	6.8%	—	—	1,897,228	5.3%
Jalak Investments, B.V.(5)	2,000,000	7.0%	—	—	2,000,000	5.6%

Named Executive Officers, Nominees and Directors:
John T. (Jack) McDonald(6)	2,436,593	8.6%	—	—	2,436,593	6.8%
Michael D. Hill(7)	363,259	1.3%	—	—	363,259	1.0%
Karen Cummings(8)	225,571	*	—	—	225,571	*
Oliver Yates(9)	139,067	*	—	—	139,067	*
Daniel Doman(10)	164,513	*	—	—	164,513	*
Matt Breslin(11)	—	*	—	—	—	*
David Chung(12)	93,234	*	—	—	93,234	*
Stephen E. Courter(13)	92,982	*	—	—	55,041	*
David D. May(14)	160,187	*	—	—	135,378	*
Timothy W. Mattox(15)	387,758	1.4%	—	—	387,758	1.1%
Teresa Miles Walsh(16)	113,240	*	—	—	113,240	*
All executive officers and directors as a group (12 persons)	4,203,575	14.8%	—	—	4,140,825	11.5%

*Represents less than one percent.

(1)    As of the close of business on the Record Date, April 14, 2025, there were 28,484,279 shares of our Common Stock and 115,000 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock, and not as a separate class, on an as-converted basis. As of the Record Date, the shares of Series A Preferred Stock held by Ulysses Aggregator, LP (“Aggregator LP” or the “Purchaser,” and, the Purchaser, together with each transferee of the Purchaser to whom shares of Series A Preferred Stock or shares of Common Stock that shares of Series A Preferred Stock are converted into, the “Purchaser Parties”) are convertible into an aggregate of 7,384,195 shares of Common Stock, calculated as the sum of the principal investment amount and accrued dividends, divided by the Conversion Price (as defined herein) of $17.50.

(2)    The percentage is based upon 28,484,279 shares of Common Stock issued and outstanding on the Record Date.

(3)    HGGC Fund IV GP, Ltd. (“Fund IV GP Ltd.”) is the ultimate general partner of Aggregator LP and is the sole member of Ulysses Aggregator GP, LLC (“Aggregator GP”), and its investment committee exercises sole voting and investment discretion over the securities held by Aggregator LP. Aggregator GP exercises sole voting and investment discretion over the securities. Richard F. Lawson, Jr. and J. Steven Young are directors of Fund IV GP Ltd. and therefore may be deemed to beneficially own the reported securities but disclaim such beneficial ownership. 251,727 shares of common stock are directly held by Bloom Acquisitions 1, LP, an affiliate of Aggregator LP. The address and principal business office of Ulysses Aggregator, LP (“Aggregator LP”) is 1950 University Avenue, Suite 350, Palo Alto, CA 94303.

(4)    Based on a Schedule 13G filed with the SEC on February 13, 2024. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(5)    Based on a Schedule 13G filed with the SEC on April 3, 2025. Voting and investment power with respect to the shares of common stock owned by Jalak Investments B.V. may be deemed to be held by Petrus van Schaick as the sole shareholder of Jalak Investments B.V. Mr. van Schaick does not directly own the shares of common stock. The address for Jalak Investments B.V. is Beethovenstraat 475, 1083 HK Amsterdam, The Netherlands.

(6)    Includes 263,738 shares held by National Financial Services as Cust FBO J. McDonald RRA. John T. McDonald may be deemed to indirectly beneficially own the shares held by National Financial Services as Cust FBO J. McDonald RRA. The address for National Financial Services as Cust FBO J. McDonald RRA is 499 Washington Blvd, Jersey City, NJ 07310. Does not include 416,665 shares issuable pursuant to unvested RSUs held by Mr. McDonald, 350,000 target number of unvested PSUs held by Mr. McDonald, and 125,000 shares held in a trust for the benefit of Mr. McDonald’s children of which The Bryn Mawr Trust Company of Delaware is the trustee.

(7)    Includes 160,042 shares held by MDH Trust. Michael D. Hill may be deemed to indirectly beneficially own the shares held by MDH Trust. Does not include 159,165 shares issuable pursuant to unvested RSUs held by Mr. Hill.

(8)    Does not include 133,333 shares issuable pursuant to unvested RSUs held by Ms. Cummings.

(9)    Does not include 112,500 shares issuable pursuant to unvested RSUs held by Mr. Yates, which were forfeited when Mr. Yates’ position was eliminated and he was terminated effective April 1, 2025.

(10)    Does not include 258,333 shares issuable pursuant to unvested RSUs held by Mr. Doman.

(11)    Does not include 150,000 shares issuable pursuant to unvested RSUs held by Mr. Breslin which were forfeited when Mr. Breslin resigned from his position at the Company effective February 7, 2025.

(12)    Does not include 6,250 shares issuable pursuant to unvested RSUs held by Mr. Chung.

(13)    Does not include 6,250 shares issuable pursuant to unvested RSUs held by Mr. Courter. Includes 37,941 shares issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of the Record Date.

(14)    Does not include 6,250 shares issuable pursuant to unvested RSUs held by Mr. May. Includes 24,809 shares issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of the Record Date.

(15)    Does not include 6,250 shares issuable pursuant to unvested RSUs held by Mr. Mattox.

(16)    Does not include 6,250 shares issuable pursuant to unvested RSUs held by Ms. Walsh.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2024, there has not been, nor is there any proposed transaction which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers, beneficial owners of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest, other than compensation, termination, and change of control arrangements that are described under the section entitled “Executive Compensation” in this Proxy Statement or that were approved by our Compensation Committee.
Other
For a description of other relationships we have with our directors and executive officers, see the sections entitled “Directors and Corporate Governance—Director Compensation” and “Executive Compensation” in this Proxy Statement. In 2024, we made no related party transactions, as described in this section, pursuant to (i) any directors and officers insurance policies, (ii) Upland’s Certificate of Incorporation or Bylaws, and/or (iii) any policy, agreement or instrument previously approved by Upland’s Board, such as indemnification agreements.
Policies and Procedures for Related Party Transactions
On an annual basis, we require each officer and director to complete a questionnaire that solicits information in regards to various matters, including but not limited to,
•other directorships;
•beneficial reporting compliance;
•involvement in certain legal proceedings;
•injunctions or limitations as to engaging in certain activities and information regarding any transactions with related persons such as: any family relationships to any director, executive officer or nominee of the Company;
•any direct or immediate family member material interest in any actual or proposed material transaction to which the Company was or is to be a party; and
•other certain business relationships and transactions with clients that create or appear to create a conflict of interest.
This questionnaire is completed in conjunction with our filing of our annual Proxy Statement. In addition, our directors, officers and employees are required to comply with our written Code of Business Conduct and Ethics (our “Code of Conduct”) and Related Party Transaction Policy (“RPT Policy”), which require that they perform their duties and exercise judgment on behalf of the Company without influence or impairment, or the appearance of impairment, due to any activity, interest or relationship that arises outside of the Company. Furthermore, Company’s directors, officers and employees have a duty to avoid all relationships that are or might be conflicts of interest or otherwise comprise the integrity of our business. Our Code of Conduct and RPT Policy require that any time a director, officer or employee believes a conflict of interest could exist, including due to a potential transaction with a related person, he or she should immediately report the situation.
Our Code of Conduct and RPT Policy serve as our policies with respect to transactions with related persons. Any transactions with related persons, as defined by SEC rules and regulations, are subject to limitations on conflicts of interest contained in our Code of Conduct and RPT Policy, and are generally discouraged by us. To the extent any such transactions are proposed, they are subject to the approval by the Audit Committee in accordance with the Audit Committee’s charter. Further, any approved transactions with related persons must be conducted in such a way that no preferential treatment is given to that business.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section explains how our executive compensation program is designed and operates with respect to our named executive officers (“NEOs”) listed in the 2024 Summary Compensation Table below. Our NEOs consist of individuals who served, during 2024, as our principal executive officer and our principal financial officer and the other individuals who served as executive officers during 2024. Our NEOs in 2024 were:

Name	Office
John T. (Jack) McDonald	Chief Executive Officer and Chair of the Board
Michael D. Hill	Chief Financial Officer and Treasurer
Matt Breslin*	Chief Revenue Officer
Karen Cummings	President and Chief Operating Officer
Daniel Doman	Chief Product Officer
Oliver Yates**	Chief Sales Officer

*Mr. Breslin resigned for personal reasons from his position at the Company effective February 7, 2025.
**Mr. Yates was an executive officer until April 12, 2024. Mr. Yates’ position was eliminated and he was terminated effective April 1, 2025.
Executive Summary
Our business philosophy is to build long-term value through the efficient allocation of capital in the enterprise cloud software market. Upland implements this philosophy through go-to-market domain expertise, innovation, and operational efficiency that drive growth in revenue, Adjusted EBITDA and cash flow per share. Our executive compensation philosophy aligns to this strategy by focusing on pay for performance through Adjusted EBITDA growth that drives total shareholder return (“TSR”) and aligns our NEOs with stakeholders.
Our Compensation Program Benefits Our Stockholders

What We Do	What We Do Not Do
☑ Rigorous, objective performance goals with aggressive bonus targets	☒ No “golden parachute” gross-ups
☑ Limited perquisites	☒ No hedging/pledging/short sales of company stock
☑ Competitive stock ownership guidelines	☒ No options/SARs granted below FMV
☑ Clawback policy covering performance-based incentive awards	☒ No repricing of options without stockholder approval
☑ Double-trigger and Retention-oriented CIC provisions	☒ No excessive severance
☑ Independent compensation consultant and Board Compensation Committee	☒ No guaranteed salary increases, bonuses, or long-term incentive awards
☑ Annual risk assessment of compensation policies and programs
Stockholder Outreach
We are committed to maintaining an open dialogue with stockholders to understand their views on the Company, its strategy and its governance and compensation practices. Throughout the year, we regularly engage in outreach with investors through public communications, including our quarterly earnings calls. We value the input received during stockholder outreach discussions.
Compensation Philosophy
We compensate our NEOs for achievement of predetermined short term and long term financial and operating goals by having modest base salaries, limited perks, no deferred compensation, pensions or gross ups, while compensation is tied to significant equity value increases to align performance with shareholder return and market-based competitive severance.
Attract, Develop and Retain Key Talent
Our compensation program is designed to attract top tier executives with proper expertise and experience to continue driving our strategic initiatives while being flexible enough to adapt to economic, social and regulatory changes all while taking into account the external competitive marketplace for compensation programs within our peer companies.

Stockholder Alignment
Our compensation program aligns the interest of our executives with the interest of stockholders by tying a significant majority of total compensation to the creation of long-term stockholder value through awards that are “at-risk”.
Compensation Components
Upland establishes total direct compensation for NEOs consisting of the following components:
•Base Salary: A market salary at the low end of the competitive range that sufficiently covers a fixed income component on which the employee can rely. The fixed salary is set at a level that provides the ability to attract talent and promote long-term retention while allowing Upland to maintain conservative fixed general and administrative expense levels.
•Target Performance Bonus: The Corporate Bonus Plan and commission plans are tied to quantitative performance objectives which we believe are directly aligned with stockholders interest. The performance objectives for bonuses are proposed by management, but are subject to the Compensation Committee’s consideration and ultimately Board approval. The Corporate Bonus Plan objectives are set to support growth in Adjusted EBITDA resulting from increases in operating revenue and the achievement of scale with respect to operating expenses. Commission plans are focused on top line revenue and ARR (annual recurring revenue) growth. Additionally, the Compensation Committee has the ability to apply positive and negative discretion to modify performance-bonus payments. Reflecting the rigor of our goal setting, in 2024, as in 2023 and 2022, our NEOs earned less than their target bonus and commission opportunities. Messrs. McDonald, Hill, and Doman, and Ms. Cummings participate in the Corporate Bonus Plan. Two executives, Messrs. Breslin and Yates, who did not participate in the Corporate Bonus Plan, were under commission based plans as explained in section entitled “Performance Criteria and Plan Targets” below.
•Equity Awards: Restricted Stock Units (“RSUs”) and Performance-based Restricted Stock Units (“PSUs”) reward employees for longer service and TSR growth. Equity award compensation ensures retention of key executives by using longer-term vesting periods and helps maximize our return to stockholders through executive alignment.
Alignment of Pay with Performance
A significant portion of our executive compensation is at risk as it is subject to either achievement of preset performance goals (Target Performance Bonuses) or tied to our stock price performance (RSUs and PSUs). We believe this creates a pay for performance structure that aligns with long-term shareholder returns while providing competitive total compensation for retaining our executives.
The charts below show the ratio of compensation components for 2024 for each NEO based on target performance bonus amounts and equity award values based on the grant date fair value of the awards.

FISCAL YEAR 2024 COMPENSATION
The main elements of our executive compensation program include: (1) base salary, (2) performance bonus, and (3) equity awards. We describe each of these elements below and explain what we paid in 2024 and why.
Base Salary
The Compensation Committee approved an increase in base salary for Mr. McDonald, Mr. Doman and Ms. Cummings in January 2024. Our independent compensation consultant recommended these changes due to (a) increased responsibilities and leadership requirements; (b) no recent increases in base salary for the three NEOs, with (i) Mr. McDonald having the same base salary since 2017 and (ii) Mr. Doman and Ms. Cummings having the same base salary since 2022; and (c) these executives being under-compensated as compared to the Company’s defined peer group. The Compensation Committee did not approve increases in the base salaries for the other NEOs in 2024. The chart below outlines each NEOs’ base salary for the years ended December 31, 2024 and 2023.

	Base Salary
	As of the year ended December 31,
Name	2024	2023
Mr. McDonald	$500,000	$325,000
Mr. Hill	$300,000	$300,000
Mr. Breslin	$375,000	$—
Ms. Cummings	$375,000	$—
Mr. Doman	$375,000	$300,000
Mr. Yates	$325,000	$325,000

Performance Bonus: Corporate Bonus Plan and Sales Commission Plan
Overview and Executive Earning Potential
The NEOs, with the exception of Mr. Breslin and Mr. Yates as described below, are eligible for annual cash bonus awards under our Corporate Bonus Plan, which are tied to operating performance. Other employees of the Company also participate in the Corporate Bonus Plan. Mr. Breslin’s and Mr. Yates’ sales commission plans, as Chief Revenue Officer (“CRO”) and Chief Sales Officer (“CSO”), respectively, were tied to sales quota attainment based on different go-to-market metrics, including churn, bookings for ARR (annual recurring revenue), PSO (professional service opportunities) revenue, perpetual license revenue, and specific product revenue. The bonus and commission opportunities are offered to reward management for implementing and monitoring the objectives of the Company in line with the Company’s financial and operational goals. The form and structure of all bonus and commission opportunities provided to our NEOs are approved by the Compensation Committee. The Compensation Committee may also adjust the goals following the occurrence of unanticipated changes to our business.
A component of the NEOs annual performance bonus awards prior to 2024 was the Company’s M&A Bonus Plan, with the exception of Mr. Breslin and Mr. Yates who did not participate in this M&A Bonus Plan. The Company has shifted its focus to driving Adjusted EBITDA along with core organic growth and away from acquisitions. The Compensation Committee formally eliminated the M&A Bonus Plan on August 23, 2024 and the NEOs who previously participated in the M&A Bonus Plan are now eligible to earn cash bonuses solely under the Corporate Bonus Plan as reflected in the tables below.
The chart below details our NEOs’ combined 2024 target bonus and commission opportunities (in both percentage to base salary and dollar amounts) under the Corporate Bonus Plan, and sales commission plans and the allocation of the 2024 target bonus and commission opportunity between the plans.

	Performance Bonus
Name	Target Bonus Percent of Base Salary	Percentage Attributable to Corporate Bonus Plan	Percentage Attributable to Sales Commission Plan
Mr. McDonald	200%	100%	—%
Mr. Hill	125%	100%	—%
Mr. Breslin	100%	—%	100%
Ms. Cummings	50%	100%	—%
Mr. Doman	50%	100%	—%
Mr. Yates	100%	—%	100%
Performance Criteria and Plan Targets
In 2024, the performance criteria for the Corporate Bonus Plan consisted of Adjusted EBITDA and Adjusted EBITDA margin, where the primary threshold was Adjusted EBITDA and the secondary threshold was Adjusted EBITDA margin. The Company defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, adjusted for depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition and divestiture related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
For 2024, the Company set the Corporate Bonus Plan Adjusted EBITDA threshold at $55.0 million and the Adjusted EBITDA margin threshold at 20.0% based on our previously disclosed organic growth plan as described in the Company’s 2024 public filings.
With respect to the Corporate Bonus Plan, if the Company exceeds the primary threshold Adjusted EBITDA and then the secondary threshold Adjusted EBITDA margin on a quarterly basis, then 80% of the amount by which the threshold Adjusted EBITDA has been exceeded is identified as the bonus pool. Thus, the Corporate Bonus Plan is only funded by over performance. Bonuses are paid following the issuance of the Company’s audited financial statements for the performance year.
The following table shows for the Corporate Bonus Plan the threshold Adjusted EBITDA and Adjusted EBITDA margin thresholds and actual results.

	Corporate Bonus Plan
	Adjusted EBITDA	Adjusted EBITDA	Adjusted EBITDA Margin Threshold (%)	Adjusted EBITDA Margin Actual (%)	Bonus Pool Generated
Year	Threshold (in millions) ($)	Actual Results (in millions) ($)			Actual Results (in millions) ($)
2024	55.0	55.6	20.0%	20.3%	1.1
With respect to our CRO’s sales commission plan, the metrics were based on different weighted go-to-market components, including bookings, churn, perpetual and professional service revenue and pipeline generation. The amount of the commission earned each quarter was determined by multiplying the quota attainment percentage by the quarterly team commission target. If the go-to-market team quota attainment was (i) less than 50%, the multiplier is 0; (ii) 50%-70%, then the multiplier is 50%; and (iii) 70% or greater, the multiplier mirrors the attainment percentage, capped at a 125% modifier. There was a 10% holdback under the plan contingent on the CEO’s determination of the CRO’s coordination with the rest of the business.
With respect to our CSO’s sales commission plan, the metrics were based on different weighted sales components, including bookings and revenue. The amount of the commission earned each quarter was determined by multiplying the quota attainment percentage by the quarterly team commission target. If the sales team quota attainment was (i) less than 50%, the multiplier is 0; (ii) 50%-70%, then the multiplier is 50%; and (iii) 70% or greater, the multiplier mirrors the attainment percentage, capped at a 125% modifier. There was a 10% holdback under the plan contingent on the CEO’s determination of the CSO’s coordination with the rest of the business.
Performance Achievement
In 2024, the Company achieved its Adjusted EBITDA primary threshold and Adjusted EBITDA margin thresholds under the Corporate Bonus Plan equating to approximately 16% of target for bonuses earned by our NEOs under the Corporate Bonus Plan. The approximate $1.1M of bonus pool generated under the entire Corporate Bonus Plan was for all eligible Company employees, not just the the NEOs. Total commissions earned by our (i) CRO under his sales commission plan were $294,842 and (ii) CSO under his sales commission plan were $199,893 based on attained go-to-market and sales performances, respectively.
The Company believes the historical payouts under our Corporate Bonus Plan and sales commission plans evidence the rigor of our annual bonus program. Threshold and target levels of performance for each metric were set based on the Company’s publicly announced guidance and, therefore, required strong performance. Set forth below are the target and actual bonuses and sales commissions earned by our NEOs in 2024.

	Corporate Bonus		Sales Commission		Total
Name	Target ($)	Actual ($)	Target ($)	Actual ($)	Target ($)	Actual ($)
Mr. McDonald	1,000,000	163,684	—	—	1,000,000	163,684
Mr. Hill	375,000	61,382	—	—	375,000	61,382
Mr. Breslin	—	—	375,000	294,842	375,000	294,842
Ms. Cummings	187,500	30,691	—	—	187,500	30,691
Mr. Doman	187,500	30,691	—	—	187,500	30,691
Mr. Yates	—	—	325,000	199,893	325,000	199,893

Equity Awards
In 2024, the Company awarded the following number of RSUs and PSUs (at target level) to our NEOs as part of our annual equity award program:

Name	RSUs (#)	PSUs (#)
Mr. McDonald	250,000	250,000
Mr. Hill	100,000	—
Mr. Breslin	150,000	—
Ms. Cummings	150,000	—
Mr. Doman	150,000	—
Mr. Yates	135,000	—
See description of vesting schedules and additional information with respect to these awards in the “Outstanding Equity Awards at Fiscal Year-End Table” section below.
As done in 2023, Mr. McDonald’s 2024 equity grants were evenly split between RSUs and PSUs (if achieved at target level), which the Compensation Committee believes continues to align a significant part of Mr. McDonald’s compensation with the interests of shareholders and provides consistency year-over-year among award grants.
Employment Agreement Amendment: The Company amended Mr. McDonald and Ms. Cummings employment agreements to provide for vesting of RSUs upon a termination not for cause or for good reason, as noted in the “Executive Employment and Other Arrangements” section below, and in the case of Ms. Cummings, any RSU’s granted on or prior to January 30, 2024 shall vest in full on June 30, 2025, subject to her continued employment through such date. These collective changes were recommended from our independent compensation consultant based on a market analysis due to (i) Mr. McDonald's tenure and founding of the company, and (ii) Ms. Cumming's promotion to President and COO and for retention purposes.
Other Perquisites and Benefits
The Company provided limited perquisites to our NEOs. The aggregate value of perquisites provided to each of our NEOs was less than $1,000 in 2024, with the exception of approximately $37.3 thousand paid for executive administrative assistance and parking provided to Mr. McDonald in 2024. The only perquisites provided to any of our NEOs were parking and the limited executive administrative assistant compensation noted above. The Company has a 401(k) plan (with no employer match) and no deferred compensation plan for executives. Our employment agreements with the NEOs are disclosed in the section entitled “Executive Employment and Other Arrangements.”
Compensation Governance Components
Compensation Governance Provisions
The following policies and the chart below align management and stockholder interests, and mitigate any potential incentive for management to take inappropriate risks:
•Stock Ownership Policy: In April of 2020, we adopted a stock ownership policy under which our NEOs are expected to acquire and hold shares of our common stock with a market value equal to a multiple of their respective base salaries, as indicated in the table below, within seven years of (i) commencement of service in their position or (ii) for NEOs serving in that position in April 2020, from the date of adoption of the policy. Our stock ownership policy more closely aligns the interests of our NEOs with the interests of our stockholders and exposes our NEOs to downside equity performance risk.

Position	Required Multiple of Salary
CEO	6
Other named executive officers	4
As of April 14, 2025, all of our NEOs were targeted to be in compliance with our stock ownership requirements at the end of the seven year measurement period.

•Insider Trading Policy: This policy applies to all employees, directors and contractors. All employees, directors and contractors are blocked from selling during predetermined closed selling periods. In addition, executive officers and directors are required to obtain pre-clearance from the Company’s General Counsel prior to making any trades or entering into any 10b5-1 trading plans. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the registrant.
•Hedging and Pledging: All executive officers, directors, and employees are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost collars, exchange funds, and forward sale contracts) involving our securities under our Insider Trading Policy.
•Clawbacks: The Compensation Committee adopted our current clawback policy in October 2023 to recoup compensation if our financial statements must be restated due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or to correct an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the policy, the Compensation Committee shall recover promptly from any person, who is or was an “Executive Officer,” as such term is defined in Rule 10D-1 adopted under the Securities Exchange Act of 1934 the excess incentive compensation (whether cash- or equity-based) such officer received during the three fiscal years preceding the year the restatement is determined to be required relative to an applicable restated performance measure or target.
Compensation Program Risk Management
Our Compensation Committee is required to assess whether our compensation policies and practices and, in particular, our performance-based compensation practices, encourage executive officers or other employees to take unnecessary or unreasonable risks that could threaten the long-term value of the Company or that are reasonably likely to have a material adverse effect on the Company. The Company believes that our practices adequately manage this risk because:
•our executive compensation is compared by our independent compensation consultant to compensation provided by peer companies with which the Company competes for talent;
•the primary criteria used for performance compensation components for certain NEO’s are “bottom line” measures such as Adjusted EBITDA, where the compensation components for the go-to-market NEO’s (i.e. CRO, and CSO) were “top line” measures such as revenue and customer churn reduction;
•our Corporate Bonus Plan preserves discretion to permit the Compensation Committee to elect not to pay otherwise achieved bonus amounts for any reason;
•a meaningful component of compensation is provided through equity grants with extended vesting periods designed to ensure that our executives value and focus on the Company’s long-term performance;
•NEOs have substantial equity positions in Upland and are subject to stock ownership policies, which the Company believes increases their focus on long-term stockholder value; and
•executive incentive compensation is subject to our “claw-back” policy.
Compensation Process
The Compensation Committee begins its process of deciding how to compensate Upland’s NEOs by considering the competitive market data provided by Korn Ferry, the Compensation Committee’s independent compensation consultant, and the Company’s Human Resources Department. The Compensation Committee engaged Korn Ferry, to provide advice and recommendations on competitive market practices and specific compensation decisions.

Peer Selection Methodology, Rationale and Comparison
Upland’s peer group is reviewed annually by our independent compensation consultant, Korn Ferry, using a defined methodology that identifies companies with attributes reasonably and objectively similar to Upland in terms of industry, industry profile, size, and market capitalization to revenue ratio, profit margins and external perception by stockholders. Below is the peer group used in 2024:

Peer Group Symbol	Peer Group Name
BIGC	BigCommerce Holdings, Inc.
CRNC	Cerence Inc.
CCSI	Consensus Cloud Solutions, Inc.
EGIO	Edgio, Inc.
KLTR	Kaltura, Inc.
LPSN	LivePerson, Inc.
MITK	Mitek Systems, Inc.
MODN	Model N, Inc.
ONTF	ON24, Inc.
PRCH	Porch Group Inc.
RMNI	Rimini Street, Inc.
SNCR	Synchronoss Technologies, Inc.
YEXT	Yext, Inc.
How Upland Uses Our Peer Group
The positions of our NEOs are compared to their counterpart positions in our peer group, and the compensation levels for comparable positions in that peer group are examined for guidance in determining:
•base salaries;
•performance bonuses; and
•the amount and mix of long-term equity-based incentive awards.
The Compensation Committee establishes base salaries, performance bonuses, and long-term equity-based incentive awards on a case-by-case basis for each NEO taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.
Making Decisions and Policies
The Compensation Committee may occasionally seek input and recommendations from the CEO and Upland’s Human Resource group, but makes all executive compensation and benefits determinations without delegation. Our CEO also does not participate in determinations with respect to his own compensation. The major topics covered at each Compensation Committee meeting are reported to the Board. Our independent compensation consultant provides the Compensation Committee assistance in satisfying its duties, but they will not undertake a project for management except at the request of the Compensation Committee chair, in the capacity of the Compensation Committee’s agent, and where such a project is consistent with the Compensation Committee’s charter. The Compensation Committee assessed the independence of our compensation consultant(s) in 2024, taking into consideration applicable SEC rules and regulations, and Nasdaq independence factors regarding advisor independence, and believes that there are no conflicts of interest.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included elsewhere in this Proxy Statement, with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Upland’s Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Board of Directors:
David D. May (Chair)
David Chung
Stephen E. Courter
Compensation Committee Interlocks and Insider Participation
The following directors served on the Compensation Committee during 2024: David Chung, Stephen E. Courter and David D. May, none of whom (i) were a Company officer or employee during 2024, (ii) were formerly a Company officer, or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2024, none of our executive officers served as a member of a board of directors or as a member of a compensation committee of any entity that has one or more individuals serving as a member on our Board or any committee of our Board.
Summary Compensation Table
The following table provides information regarding the compensation awarded to or earned during our fiscal years ended December 31, 2024, 2023 and 2022 by our NEOs. Mr. Breslin and Ms. Cummings became executive officers in February 2024 and January 2024, respectively, and in accordance with SEC rules, the table below reflects only the amounts earned in 2024. Mr. Yates became an executive officer in July 2023 and, in accordance with SEC rules, the table below reflects only the amounts earned in 2023 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John T. (Jack) McDonald	2024	500,000	—	3,202,500	(3)	163,684	37,330	(2)	3,903,514
Chief Executive Officer and Chair	2023	325,000	250,000	2,325,000	(4)	—	15,546	(2)	2,915,546
	2022	325,000	—	7,749,375	(5)	255,398	664	(2)	8,330,437

Michael D. Hill	2024	300,000	—	429,000		61,382	—		790,382
Chief Financial Officer and Treasurer	2023	300,000	75,000	852,000		—	—		1,227,000
	2022	275,000	—	1,918,425		98,438	—		2,291,863

Matt Breslin	2024	339,489	—	643,500		294,842	—		1,277,831
Chief Revenue Officer

Karen Cummings	2024	375,000	—	643,500		30,691	—		1,049,191
Executive Vice President and General Manager

Daniel Doman	2024	375,000	—	643,500		30,691	—		1,049,191
Chief Product Officer	2023	300,000	—	852,000		—	—		1,152,000
	2022	291,667	—	1,513,550		39,375			1,844,592

Oliver Yates	2024	325,000	—	579,150		199,893	—		1,104,043
Chief Sales Officer	2023	311,458	—	1,084,050		219,788	—		1,615,296

(1)    The amounts reported in the “Stock Awards” column do not reflect compensation actually received by the NEO but represent the aggregate grant date fair value computed in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”). The valuation assumptions used in determining such amounts are described in “Note 2 – Summary of Significant Accounting Policies” and “Note 13 – Stockholders’ Equity” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 12, 2025.
(2)    Mr. McDonald’s other compensation relates to $664 paid for parking and $36,666 paid for executive administrative assistance in 2024.

(3)    For Mr. McDonald, the grant date fair value of his 2024 PSU was $2,130,000 (per share fair value of $8.52 using the Monte Carlo simulation model) times the target number of PSUs (250,000). If maximum performance levels were achieved, the award would vest at 300% of the target number of the PSUs, which, based on the closing price of a share of our common stock on the grant date of the 2024 PSU would have been a grant date value of $3,217,500.
(4)    For Mr. McDonald, the grant date fair value of his 2023 PSU was $1,473,000 (per share fair value of $14.73 using the Monte Carlo simulation model) times the target number of PSUs (100,000). If maximum performance levels were achieved, the award would vest at 200% of the target number of the PSUs, which, based on the closing price of a share of our common stock on the grant date of the 2023 PSU would have been a grant date value of $1,704,000.
(5)    For Mr. McDonald, the grant date fair value of his 2022 PSU was $5,065,313 (per share fair value of $54.03 using the Monte Carlo simulation model) times the target number of PSUs (93,750). If maximum performance levels were achieved, the award would vest at 200% of the target number of the PSUs, which, based on the closing price of a share of our common stock on the grant date of the 2022 PSU would have been a grant date value of $3,958,125.
Grants of Plan-Based Awards Table
The following table presents, for each of our NEOs, information concerning each grant of cash or equity awards made during fiscal year 2024. This information supplements the information about these awards set forth in the Summary Compensation Table.

	Estimated Future Payouts Under Non-Equity Incentive Awards (3)					Estimated Future Payouts Under Equity Incentive Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date		Threshold (#)	Target (#)	Maximum (#)

John T. (Jack) McDonald
Cash Incentive		1,000,000
2024 PSU				1/29/2024	(2)	125,000	250,000	750,000		2,130,000
2024 RSU				1/29/2024	(1)				250,000	1,072,500

Michael D. Hill
Cash Incentive		375,000
2024 RSU				1/29/2024	(1)				100,000	429,000

Matt Breslin
Cash Incentive		375,000
2024 RSU				1/29/2024	(1)				150,000	643,500

Karen Cummings
Cash Incentive		187,500
2024 RSU				1/29/2024	(1)				150,000	643,500

Daniel Doman
Cash Incentive		187,500
2024 RSU				1/29/2024	(1)				150,000	643,500

Oliver Yates
Cash Incentive		325,000
2024 RSU				1/29/2024	(1)				135,000	579,150
(1)    The amounts reported reflect shares of common stock underlying RSU awards granted in 2024 under the Upland Software, Inc. 2014 Equity Incentive Plan. The RSU awards vest in twelve equal quarterly installments, provided the NEO continues to be a service provider to the Company on the applicable date. The grant date fair value of RSU awards is determined in accordance with ASC 718, Compensation – Stock Compensation, without regard to estimated forfeitures. The valuation assumptions used in determining such amounts are described in “Note 2 – Summary of Significant Accounting Policies” and “Note 13 – Stockholders’ Equity” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 12, 2025. These amounts do not correspond to the actual value that will be recognized by the NEOs.
(2)    The amount reported reflects the target number shares of common stock underlying the PSU award granted to Mr. McDonald in 2024 under the Upland Software, Inc., 2014 Equity Incentive Plan and 2024 Plan based on the achievement of threshold, target and maximum performance pursuant to the vesting schedule of Mr. McDonald’s award which is described in note five to the 2024 Outstanding Equity Awards at Fiscal Year-End table. The grant date fair value of PSU awards is determined in accordance with ASC 718, Compensation – Stock Compensation, using the Monte Carlo simulation model as described in “Note 2 – Summary of Significant Accounting Policies” and “Note 13 – Stockholders’ Equity” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 12, 2025. These amounts do not correspond to the actual value that will be recognized by Mr. McDonald.
(3)    Non-equity incentive awards reported represent the formulaic performance-based incentive cash awards each NEO could earn pursuant to our Corporate Bonus Program and Sales Commission Plan as described in the “Performance Bonus: Corporate Bonus Plan and Sales Commission Plan” section above.

Outstanding Equity Awards At Fiscal Year-End Table
The following table provides information about outstanding equity awards held by each of our NEOs at December 31, 2024.

Name	Number of shares or units of stock that have not vested(1) (#)		Market value of shares or units of stock that have not vested(1) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

John T. (Jack) McDonald (18)	24,999	(2)	108,496
	33,332	(3)	144,661
	166,667	(4)	723,335
				100,000	(5)	434,000

Michael D. Hill	17,499	(6)	75,946
	33,332	(7)	144,661
	66,667	(8)	289,335

Matt Breslin	150,000	(9)	651,000

Karen Cummings (19)	12,501	(10)	54,254
	16,667	(11)	72,335
	33,332	(12)	144,661
	100,000	(13)	434,000

Daniel Doman	12,501	(14)	54,254
	33,332	(7)	144,661
	100,000	(15)	434,000

Oliver Yates	45,000	(16)	195,300
	90,000	(17)	390,600
(1)    Market value calculated using the closing price of our common stock as of December 31, 2024 of $4.34.
(2)    Represents the remaining unvested RSUs of an original award of 100,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 12/16/2022 and ending on 9/16/2025, subject to executive continuing to be a service provider to the Company on each applicable date.
(3)    Represents the remaining unvested RSUs of an original award of 100,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2023 and ending on 12/16/2025, subject to executive continuing to be a service provider to the Company on each applicable date.
(4)    Represents the remaining unvested RSUs of an original award of 250,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2024 and ending on 12/16/2026, subject to executive continuing to be a service provider to the Company on each applicable date.
(5)    The number of PSUs reported is based on achievement of threshold performance. The market value was calculated using the closing price of our common stock as of December 31, 2024 of $4.34. PSUs are earned based upon the achievement of the absolute total shareholder return (“TSR”) goals set forth below during the period beginning on February 28, 2023 and ending on December 31, 2025 (the “Performance Period”) in accordance with the following schedule, will vest on the Vesting Dates (as defined below):

Absolute TSR	Number of Performance Units Vesting as a Percentage of Target Performance Units	Threshold/Target/Maximum
20.00%	200%	Maximum
19.25%	188%
18.50%	175%
16.75%	163%
15.00%	150%
13.75%	138%
12.50%	125%
11.25%	113%
10.00%	100%	Target
8.75%	87.5%
7.50%	75%
6.25%	62.5%
5.00%	50%	Threshold
< 5.00%	0%
Stock price hurdles will be calculated based on the closing price of Upland Common Stock on February 27, 2023 (the “Reference Price”) of $5.89. Each stock price hurdle will be achieved on the first date on which the closing price of a Share for any thirty consecutive trading days immediately preceding such date during the Performance Period equals or exceeds a stock price hurdle calculated by multiplying the corresponding Absolute TSR hurdle listed above by the Reference Price (the “Vesting Date”). Following achievement of any stock price hurdle, the number of Performance Units earned with respect to such stock price hurdle cannot subsequently be earned upon achievement of the same stock price hurdle or forfeited if the price per Share falls below such stock price hurdle. At the end of the Performance Period, a number of Performance Units (if any) will vest based on the closing price per Share on the last day of the Performance Period using linear interpolation.
To receive the vesting of the Performance Units described above, Mr. McDonald must continue to be a Service Provider through the Vesting Date. Any Performance Units which have not vested following the completion of the Performance Period shall immediately expire and be forfeited.
(6)    Represents the remaining RSUs of an original award of 70,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 12/16/2022 and ending on 9/16/2025, subject to executive continuing to be a service provider to the Company on each applicable date.
(7)    Represents the remaining RSUs of an original award of 100,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2023 and ending on 12/16/2025, subject to executive continuing to be a service provider to the Company on each applicable date.
(8)    Represents the remaining unvested RSUs of an original award of 100,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2024 and ending on 12/16/2026, subject to executive continuing to be a service provider to the Company on each applicable date.
(9)    Represents the unvested RSUs of an original award of 150,000 RSUs that vest pursuant to the following vesting schedule: 1/3 on 3/16/2025, 1/3 on 3/16/2026 and 1/3 on 3/16/2027, subject to executive continuing to be a service provider to the Company on each applicable vesting date.
(10)    Represents the remaining RSUs of an original award of 50,000 RSUs that vest pursuant to the following vesting schedule: 33.33% on 9/16/2023 and then eight equal quarterly installments starting on 12/16/2023 subject to executive continuing to be a service provider to the Company on each applicable vesting date.
(11)    Represents the remaining RSUs of an original award of 50,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2023 subject to executive continuing to be a service provider to the Company on each applicable vesting date.
(12)    Represents the remaining RSUs of an original award of 100,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2023 subject to executive continuing to be a service provider to the Company on each applicable vesting date.
(13)    Represents the remaining RSUs of an original award of 150,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2024 subject to executive continuing to be a service provider to the Company on each applicable vesting date.
(14)    Represents the remaining unvested RSUs of an original award of 50,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 12/16/2022 and ending on 9/16/2025, subject to executive continuing to be a service provider to the Company on each applicable date.
(15)    Represents the remaining unvested RSUs of an original award of 150,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2024 and ending on 12/16/2026, subject to executive continuing to be a service provider to the Company on each applicable date.
(16)    Represents the remaining unvested RSUs of an original award of 135,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2023 and ending on 12/16/2025, subject to executive continuing to be a service provider to the Company on each applicable date.
(17)    Represents the remaining unvested RSUs of an original award of 135,000 RSUs that vest pursuant to the following vesting schedule: twelve equal quarterly installments starting on 3/16/2024 and ending on 12/16/2026, subject to executive continuing to be a service provider to the Company on each applicable date.
(18)    As described in the Executive Employment and Other Arrangements discussion, all of Mr. McDonald’s outstanding unvested equity awards will accelerate and vest in full (with any equity awards with performance-based vesting conditions vesting at the target level) if Mr. McDonald is terminated by the Company without cause or resigns for good reason (as defined in his employment agreement).
(19)    As described in the Executive Employment and Other Arrangements discussion, all of Ms. Cumming’s outstanding unvested equity awards will accelerate and vest in full if Ms. Cummings is terminated by the Company without cause or resigns for good reason (as defined in her employment agreement) and any outstanding unvested equity awards granted on or prior to January 30, 2024 will vest in full on June 30, 2025, provided Ms. Cummings remains a service provider through such date.

Option Exercises and Stock Vesting Table
The following table sets forth certain information with respect to the vesting of restricted stock or RSUs awards held by our NEOs in fiscal year 2024. There were no outstanding stock options held by our NEOs in fiscal year 2024.

		Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John T. (Jack) McDonald	PSU	750,000	3,519,063	(1)
John T. (Jack) McDonald	RSU	181,251	534,238	(2)
Michael D. Hill	RSU	112,501	331,596	(2)
Matt Breslin	RSU	128,333	378,261	(2)
Karen Cummings	RSU	128,333	378,261	(2)
Daniel Doman	RSU	127,502	371,897	(2)
Oliver Yates	RSU	90,000	265,275	(2)
(1)    Reflects the closing price of our common stock on the date the PSU vested due to achievement at maximum performance of the total shareholder return goals set forth in Mr. McDonald’s 2024 PSU grant.
(2)    Reflects the closing price of our common stock on the vesting date multiplied by the number of RSUs vested.
Executive Employment and Other Arrangements
A summary of our at-will employment agreements as of December 31, 2024 with our NEOs and other arrangements with our NEOs providing for potential employment termination-based compensation is set forth below.
John T. (Jack) McDonald. Mr. McDonald is party to an employment agreement with us dated March 28, 2017, as amended on March 13, 2019, November 12, 2020 and on January 30, 2024. This employment agreement has no specific term and constitutes at-will employment. Mr. McDonald’s original employment agreement provided for a base salary of $325,000, subject to annual review and adjustment by the Board. On January 30, 2024, Mr. McDonald and the Company entered into Amendment #3 to this employment agreement to increase his base salary to $500,000, subject to annual review and adjustment by the Board and, as discussed in further detail in the section entitled “Potential Payments upon Termination or Change in Control”, to provide for single trigger accelerated vesting of his unvested equity awards and to clarify that Mr. McDonald’s transition to service as a member of the Board or as a consultant shall be deemed a continuation of his service for purposes of satisfying any service-based vesting requirements under his outstanding equity awards. Mr. McDonald is also eligible to receive employee benefits that are substantially similar to those of our other employees. His original employment agreement set forth his target bonus at 100% of his then-current base salary. On March 13, 2019, Mr. McDonald and the Company entered into Amendment #1 to this employment agreement to increase his target bonus to 200% of his then-current base salary. On November 12, 2020, Amendment #2 contained the same terms as Amendment #1, and noted that the amounts could be lower or greater contingent on actual performance. Payment of any bonus to Mr. McDonald is subject to approval by our Board.
Michael D. Hill. Mr. Hill is party to an employment agreement with us dated March 28, 2017, as amended on March 13, 2019 and on November 12, 2020. Mr. Hill’s employment has no specific term and constitutes at-will employment. Mr. Hill’s employment agreement, as amended, provides for a base salary of $300,000, subject to annual review and adjustment by the Board. Mr. Hill is also eligible to receive employee benefits that are substantially similar to those of our other employees. His employment agreement sets forth his target bonus, which is set at 125% of his base salary.
Matt Breslin. Mr. Breslin was a party to an employment agreement with us dated February 6, 2024. Mr. Breslin’s employment had no specific term and constitutes at-will employment. Mr. Breslin’s employment agreement provided for a base salary of $375,000, subject to annual review and adjustment by the Board. Mr. Breslin was also eligible to receive employee benefits that are substantially similar to those of our other employees. Mr. Breslin’s employment agreement allowed him to participate in an annual sales commission plan. For 2024, his sales commission plan target was set at 100% of his salary. Mr. Breslin resigned from the Company effective February 7, 2025.
Karen Cummings. Ms. Cummings is party to an employment agreement with us dated December 16, 2022, as amended on January 30, 2024. Ms. Cummings’ employment has no specific term and constitutes at-will employment. Ms. Cummings’s original employment agreement, provided for a base salary of $300,000, subject to annual review and adjustment by the Board. On January 30, 2024, Ms. Cummings and the Company entered into Amendment #1 to this employment agreement when she was promoted to President and COO to (i) increase her base salary to $375,000, subject to annual review and adjustment by the Board, and (ii) as discussed in further detail in the section entitled “Potential Payments upon Termination or Change in Control”, provide for accelerated vesting of her unvested equity awards. Ms. Cummings is also eligible to receive employee benefits that are substantially similar to those of our other employees. Her target bonus was set at 50% of Ms. Cummings’ current base salary.
Daniel Doman. Mr. Doman is party to an employment agreement with us dated November 1, 2022. Mr. Doman’s employment has no specific term and constitutes at-will employment. Mr. Doman’s employment agreement, provides for a base salary of $375,000, subject to annual review and adjustment by the Board. Mr. Doman’s based salary was increased to $375,000 in January 2024. Mr. Doman is also eligible to receive employee benefits that are substantially similar to those of our other employees. His target bonus was set at 50% of Mr. Doman’s current base salary.
Oliver Yates. Mr. Yates was a party to an employment agreement with us dated January 9, 2023. Mr. Yates’ employment has no specific term and constitutes at-will employment. Mr. Yates’ employment agreement provided for a base salary of $325,000, subject to annual review and adjustment by the Board. Mr. Yates was also eligible to receive employee benefits that are substantially similar to those of our other employees. Mr. Yates’ employment agreement allowed him to participate in an annual sales commission plan. For 2024, his sales commission plan target was set at 100% of his salary. Mr. Yates position was eliminated and he was terminated effective April 1, 2025.
Potential Payments upon Termination or Change in Control
The information below describes certain compensation that would have become payable to our NEOs under existing plans and contractual arrangements assuming a termination of employment and change of control of the Company had occurred on December 31, 2024 and based upon a price of $4.34 per share for our common stock, which was the closing price on Nasdaq on December 31, 2024 (the last trading day of 2024), given the NEOs’ compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. As of December 31, 2024, we have cash severance arrangements for our NEOs, partial acceleration of unvested equity awards, acceleration of unvested awards upon death or Disability, “double trigger” vesting acceleration for equity awards of all NEOs and in the case of Mr. McDonald and Ms. Cummings, full acceleration of equity awards in the event either is terminated by the Company without “cause” or resigns for “good reason” whether or not in connection with a change in control, each as described below.
Cash Severance Payments
As described above under “Executive Employment and Other Arrangements” the Company entered into an employment agreement with each of our NEOs. Under these agreements if the NEO is terminated for any reason other than “cause” or resigns for “good reason”, the Company will be obligated to pay the NEO as severance (i) earned but unpaid bonus, (ii) 100% of his or her then current monthly base salary for 12 months, and (iii) reimburse the NEO for any health care benefit continuation premiums for a period of 12 months, provided the NEO timely elects continuation of coverage under COBRA or applicable state law; provided further, that such COBRA premium reimbursements shall terminate upon commencement of new employment by an employer that offers health care coverage to its employees.
Death or Disability
All equity awards contain provisions that accelerate the vesting of outstanding unvested awards upon the death or permanent disability of the holder. These provisions are generally applicable to all of our employees, including executive officers.
Acceleration of Equity Awards upon Termination without Cause or Resignation with Good Reason
With the exception of Mr. McDonald and Ms. Cummings, the equity grant agreements with our NEOs provide that if a NEO leaves for good reason or is terminated other than for cause (as each is defined in that NEOs’ employment agreement) prior to completion of the vesting schedule the named executive shall vest in enough additional units or shares as is necessary so that the total vested units or shares equals the amount that would have vested as of the termination date assuming the vesting over thirty-six equal monthly installments starting on January 1 of the year of grant. This means that our NEOs, other than Mr. McDonald and Ms. Cummings, may receive no additional vesting, or up to two months of additional vesting, upon a termination without cause or a resignation for good reason.
In the case of Mr. McDonald and Ms. Cummings, their employment agreements were amended in 2024 pursuant to that Amendment #3 to Mr. McDonald’s employment agreement and Amendment #1 to Ms. Cummings’ employment agreement, respectively, to provide that if either leaves for good reason or is terminated other than for cause (as each is defined in their respective employment agreement) any equity awards that are outstanding and unvested at the time of such termination shall become fully vested effective upon the date of such termination. Any equity awards with performance-based vesting conditions held by Mr. McDonald shall vest at the target level. Ms. Cummings does not hold any equity awards with performance-based vesting conditions. In addition, under Amendment #3 to Mr. McDonald’s employment agreement, if Mr.

McDonald were to transition to a role as member of the Board or consultant of the Company, his service would be deemed to continue for purposes of satisfying any vesting requirements under the terms of his equity awards, and if he is terminated not for cause or leaves for good reason (as such terms are defined in his employment agreement), his equity would vest in full, with any equity awards with performance-based vesting conditions vesting at the target level. Further, pursuant to Amendment #1 to Ms. Cummings’ employment agreement, any outstanding unvested equity awards granted to Ms. Cummings on or prior to January 30, 2024 which are outstanding and unvested as of June 30, 2025 shall vest in full on June 30, 2025, subject to Ms. Cummings’ continued service through such date.
Double Trigger Vesting Acceleration of Equity Awards
The equity award agreements for the other NEOs provide for “double trigger” vesting acceleration of unvested awards, such that the vesting with respect to 100% of their outstanding and unvested awards will be accelerated in the event of their termination without cause or resignation with good reason in connection with change of control (as each is defined in the applicable equity grant documentation with such NEOs).
Definitions
For purposes of each named executive’s equity grant documentation and employment agreement:
“Cause” means (i) Executive’s willful failure to perform the duties and obligations of executive’s position with the Company; (ii) any material act of personal dishonesty, fraud or misrepresentation taken by executive which was intended to result in substantial gain or personal enrichment of executive at the expense of the Company; (iii) executive’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be materially injurious to the Company; (iv) executive’s conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State, excluding felonies for minor traffic violation and vicarious liability (so long as executive did not know of the felony and did not willfully violate the law); or (v) executive’s material breach of the terms of that executive’s employment agreement or proprietary information agreement.
“Good Reason” means, (i) without executive’s consent, a material reduction of executive's duties or responsibilities relative to executive’s duties or responsibilities as in effect immediately prior to such reduction; provided, however, any reduction in executive's duties or responsibilities resulting solely from the Company being acquired by and made a part of a larger entity shall not constitute Good Reason; (ii) without executive’s written consent, a material reduction in the base salary of executive as in effect immediately prior to such reduction, unless such reduction is part of a reduction in expenses generally affecting senior executives of the Company; (iii) without executive's consent, a material reduction by the Company in the kind or level of employee benefits to which executive was entitled immediately prior to such reduction, with the result that executive's overall benefits package is materially reduced, unless such reduction is part of a reduction in benefits generally affecting senior executives of the Company or (iv) without executive’s consent, his relocation to a facility or a location more than twenty-five (25) miles from his present working locations. Good Reason shall not exist unless executive provides (i) notice to the Company within ninety (90) days of the initial existence of the condition triggering Good Reason and (ii) the Company the opportunity of at least thirty (30) days to cure such condition.
For purposes of each named executive’s equity documentation:
A “Change in Control” with respect to the Company generally includes: (i) an acquisition by one person or a group of persons of at least 50% of the combined voting power of the Company; (ii) a sale of substantially all of the Company’s assets to an entity that is not a subsidiary of the Company; and (iii) certain replacements of a majority of the directors of the Board unless the election of each new director was approved by a vote of a requisite number of the incumbent directors; provided that in the case of an acquisition of at least 50% of the combined voting power or a sale of substantially all of the Company’s assets certain transactions will not be deemed to be a change in control, including an acquisition by a person who owns, directly or indirectly, more than 50% or more of the total voting power of stock of the Company prior to the transaction.

Potential Payments
The table below estimates payments and benefits that would have become payable to our NEOs under the plans and contractual arrangements in effect on December 31, 2024 assuming a termination of employment without cause and change of control of the Company had occurred on December 31, 2024 and based upon a price of $4.34 per share for our common stock, which was the closing price on Nasdaq on December 31, 2024 (the last trading day of 2024), given the NEOs' compensation and service levels as of such date.

Name	Severance Payments upon Termination without Cause or Resignation for Good Reason(1) ($)	Acceleration of Equity Awards upon Termination without Cause or Resignation for Good Reason in Connection with a Change of Control ($)	Acceleration of Equity Awards upon Termination without Cause or Resignation for Good Reason not in Connection with a Change in Control ($)	Acceleration of Equity Awards upon Death or Disability ($)
John T. (Jack) McDonald	1,526,365	1,410,491	1,410,491	1,410,491
Michael D. Hill	694,160	509,941	—	509,941
Matt Breslin (2)	750,000	651,000	—	651,000
Karen Cummings	562,500	705,250	705,250	705,250
Daniel Doman	570,916	632,915	—	632,915
Oliver Yates (3)	651,516	585,900	—	585,900
(1)    Includes earned but unpaid bonus as of December 31, 2024, assuming performance at target levels, continued salary payments for 12 months and reimbursement for health care benefit continuation premiums for 12 months.
(2)    Mr. Breslin stepped down from his position on February 7, 2025, received no severance and his unvested equity awards were forfeited.
(3)    Mr. Yates’ position was eliminated and he was terminated without cause on April 1, 2025. For 12 months, he will receive continued salary payments only and reimbursement for health care benefit continuation premiums. His unvested equity awards were forfeited.
CEO Pay Ratio
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
As determined in accordance with SEC rules, the 2024 annual total compensation was $3,903,514 for our CEO as reported in the Summary Compensation Table and $73,956 for our median employee, and the ratio of these amounts is $52.78 to $1.
As permitted by SEC rules, to identify our median employee, the Company elected to use the annual total cash compensation of each employee as of the end of 2024. For these purposes, annual total cash compensation included annual salary or hourly wages, 2024 grants of RSUs (grant date “fair value” per ASC 718), 2024 bonus earned, commissions paid, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records with all foreign currencies converted to U.S. dollars. All amounts were annualized for permanent employees who did not work for the entire year. The Company identified our median employee from 1,231 full-time and part-time workers who were included as employees on our payroll records during 2024. We did not exclude any employees pursuant to any permitted exclusion.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
In accordance with the SEC’s Pay Versus Performance (“PvP”) rules, below is the required tabular disclosure for the Principal Executive Officer (“PEO”) and the average NEO (excluding the PEO) for reporting years 2020, 2021, 2022, 2023 and 2024.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(5) ($)	Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)	Net Loss (in millions) ($)	Adjusted EBITDA (in millions) ($)
2024	3,903,514	5,048,872	1,054,128	943,200	12.2	301.4	(112.7)	55.6
2023	2,915,546	1,065,152	1,286,574	604,442	11.9	221.1	(179.9)	64.4
2022	8,330,437	1,666,533	2,023,148	571,224	20.0	132.8	(68.4)	97.1
2021	9,090,588	(33,594)	4,395,365	1,078,429	50.2	206.8	(58.2)	96.7
2020	8,626,209	10,369,020	5,125,166	5,742,921	128.5	150.0	(51.2)	99.9

(1)    The PEO in all reporting years is John T. (Jack) McDonald. The NEOs in the 2024 reporting year are: Michael D. Hill, Matt Breslin, Karen Cummings, Daniel Doman and Oliver Yates. The NEOs in the 2023 reporting year are: Michael D. Hill, Daniel Doman, Oliver Yates, and Paul Miller. The NEOs in the 2022 reporting year are: Michael D. Hill, Kin Gill, Daniel Doman, Ian Burk and Rodney C. Favaron. The NEOs in the 2021 reporting year are: Michael D. Hill, Kin Gill and Rodney C. Favaron. The NEOs in the 2020 reporting year are: Michael D. Hill, Rodney C. Favaron and Timothy W. Mattox.
(2)    The dollar amounts reported are the amounts of total compensation reported for Mr. McDonald for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). Refer to “Executive Compensation—2024 Summary Compensation Table.”
(3)    The dollar amounts reported represent the amount of compensation actually paid (“CAP”) to Mr. McDonald, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McDonald during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following “Pay Versus Performance Calculation Detail” table displays the adjustments made to Mr. McDonald’s total compensation for each year to determine the CAP.
(4)    The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the SCT in each applicable year.
(5)    The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the applicable PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following “Pay Versus Performance Calculation Detail” table displays the adjustments made to the NEOs’ (excluding the applicable PEO) total compensation for each year to determine the CAP.
(6)    Represents the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2019 in the Company. The Company has not paid any cash dividends and, therefore, the Cumulative TSR calculation on its Common Stock is based solely upon stock price appreciation or depreciation and does not include any reinvestment of cash dividends.
(7)    The peer group used for this purpose is the NASDAQ Computer Technology Index, which is consistent with the disclosure required under Regulation S-K Item 201(e).

Pay Versus Performance Calculation Detail

	PEO					NEO AVERAGE
	2024	2023	2022	2021	2020	2024	2023	2022	2021	2020

Summary Compensation Table Total	$3,903,514	$2,915,546	$8,330,437	$9,090,588	$8,626,209	$1,054,128	$1,286,574	$2,023,148	$4,395,365	$5,125,166
Less: Reported Fair Value of Equity Awards(1)	$(3,202,500)	$(2,325,000)	$(7,749,375)	$(8,319,184)	$(8,035,196)	$(587,730)	$(910,013)	$(1,724,570)	$(3,989,417)	$(5,056,500)
Add: Year-End Fair Value of Equity Awards Granted in the Year and Remain Unvested	$723,335	$845,997	$1,132,023	$744,022	$8,502,148	$439,787	$306,673	$367,775	$982,933	$3,824,243
Add: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested	$(14,584)	$(259,791)	$(221,378)	$(617,667)	$610,800	$4,492	$(114,190)	$(127,923)	$(776,423)	$254,500
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$3,764,686	$139,336	$439,625	$746,243	$769,776	$105,127	$151,527	$247,244	$945,402	$1,636,069
Add: Changes in Fair Value of Equity Awards Granted in Prior Years that vested in the Year	$(125,579)	$(250,936)	$(264,799)	$(1,677,596)	$(104,717)	$(72,604)	$(116,129)	$(214,450)	$(479,431)	$(40,557)
Compensation Actually Paid	$5,048,872	$1,065,152	$1,666,533	$(33,594)	$10,369,020	$943,200	$604,442	$571,224	$1,078,429	$5,742,921
(1)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year. Refer to “Executive Compensation—Summary Compensation Table.”
Financial Performance Measures
As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Adjusted EBITDA
•Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable and at-risk pay philosophy, with a significant portion of our NEOs pay tied to our stock price performance, which is reflected in the CAP amounts shown in the tables above and below. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table” above.

Compensation Actually Paid and Cumulative TSR
The relationship between (a) the amount of compensation actually paid to Mr. McDonald and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. McDonald) and (b) the Company’s cumulative TSR over the period is reflected below.

Compensation Actually Paid (CAP) vs Company TSR
$16,000,000
$8,000,000
$—
$(8,000,000)
$150.00
$100.00
$50.00
$—
$128.51
$50.24
$19.97
$11.85
$12.15
2020
2021
2022
2023
2024
PEO
NEOs Avg
Indexed TSR

Compensation Actually Paid and Net Loss
The relationship between (a) the amount of compensation actually paid to Mr. McDonald and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. McDonald) and (b) the Company’s net loss for the years ended December 31, 2020, 2021, 2022, 2023 and 2024 is reflected in the graph below.

Compensation Actually Paid (CAP) vs Net Loss
$16,000,000
$8,000,000
$—
$(8,000,000)
$100.00
$—
$(100.00)
$(200.00)
$(51.20)
$(58.20)
$(68.40)
$(179.90)
$(112.70)
2020
2021
2022
2023
2024
PEO
NEOs Avg
Net Loss (in millions)

Compensation Actually Paid and Adjusted EBITDA
As described above, Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, adjusted for depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition and divestiture related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals in the Company’s short-term incentive compensation program.
The relationship between (a) the amount of compensation actually paid to Mr. McDonald and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. McDonald) and (b) the Company’s Adjusted EBITDA for the years ended December 31, 2020, 2021, 2022, 2023 and 2024 is reflected below.

Compensation Actually Paid (CAP) vs Adjusted EBITDA
$16,000,000
$8,000,000
$—
$(8,000,000)
$160.00
$120.00
$80.00
$40.00
$99.90
$96.70
$97.10
$64.40
$55.60
2020
2021
2022
2023
2024
PEO
NEOs Avg
Adjusted EBITDA (in millions)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The Company’s cumulative TSR from December 31, 2020 to December 31, 2024 was (88)% while the cumulative TSR of the peer group presented for this purpose, the NASDAQ Computer Technology Index, was 201% over the same period. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation—Compensation Discussion and Analysis.”
The following graph sets forth the Company’s cumulative TSR and the cumulative TSR of the peer group presented for this purpose, the NASDAQ Computer Technology Index, from December 31, 2020 to December 31, 2024.

Cumulative TSR of the Company
vs
Cumulative TSR of Peer Group
(Nasdaq Computer Technology Index)
$400
$200
$—
$150
$207
$133
$221
$301
$129
$50
$20
$11.85
$12.15
2020
2021
2022
2023
2024
Company Cumulative TSR
Peer Group TSR
(Nasdaq Computer Technology Index)

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2024, concerning shares of our common stock authorized for issuance under all of our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by stockholders	103,561	$10.77	2,725,017
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	103,561	$10.77	2,725,017

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Upland under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by our Board. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
In connection with the 2024 audit, the Audit Committee has:
•reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 with Ernst & Young LLP, the Company’s independent registered public accounting firm;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and approved by the SEC; and
•received from and discussed with Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP the firm’s independence from the Company and considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence from Company.
Based on the review and discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Ernst & Young LLP.
The members of the Audit Committee have been determined to be independent in accordance with the requirements of the Nasdaq listing standards and the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.
Respectfully submitted on April 21, 2025, by the members of the Audit Committee of the Board:
Stephen E. Courter (Chair)
David Chung
David D. May
Teresa Miles Walsh

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm and auditors of our consolidated financial statements for the fiscal year ending December 31, 2025.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Upland and our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to make a statement if such representatives desire to do so and to respond to appropriate questions.
Fees Paid to Ernst & Young LLP
The following table sets forth the fees paid to our independent registered public accounting firm for the years ended December 31, 2024 and 2023.
Audit and Non-Audit Fees

	Years Ended
	2024	2023
Audit Fees (1)	$1,795,000	$1,515,000
Audit-Related Fees(2)	10,000	6,000
Tax Fees(3)	222,000	541,000
Total	$2,027,000	$2,062,000
(1)    Audit fees relate to professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K and quarterly reviews of financial statements in our Quarterly Reports on Form 10-Q.
(2)    Audit-related fees represent services that were provided in connection with the issuance of consents and comfort letters.
(3)    Tax fees relate to non-recurring technical fees associated with technical tax advice and international tax planning as well as tax compliance and tax return preparation services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm
We maintain an auditor independence policy that bans our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that our Audit Committee approve the audit and non-audit services and related budget in advance, and that our Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of our Audit Committee. In accordance with this policy, our Audit Committee pre-approved all services to be performed by our independent registered public accounting firm.
Vote Required
You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Approval of Proposal Two requires a “FOR” vote from a majority of the shares of our Common Stock and Series A Preferred Stock (on an as-converted basis) present or represented by proxy and voting as a single class at the Annual Meeting. Proposal Two is a routine matter and no broker non-votes are expected to exist in connection with Proposal Two. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effective on the outcome of the vote.
Recommendation of the Board
The Board unanimously recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Our Compensation Committee and our Board believe that our compensation program for our NEOs, as described in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement reflects our goals of linking our executive compensation with our performance. Our Compensation Committee and our Board believe that the executive compensation program is rational and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders, and enables us to support, attract and retain the best talent and support a high-performance culture by rewarding excellence and achievement.
This proposal gives you as a stockholder the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:
“RESOLVED, that the Company’s compensation program for NEOs, as described in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved.”
Because this vote is advisory, it will not be binding upon our Board or our Compensation Committee. However, our Compensation Committee will strongly consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Vote Required
You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Approval of Proposal Three requires a “FOR” vote from a majority of the shares of our Common Stock and Series A Preferred Stock (on an as-converted basis) present or represented by proxy as a single class and voting at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of the vote.
Recommendation of our Board of Directors
The Board unanimously recommends that stockholders vote “FOR” the approval of the advisory vote on the compensation of our NEOs.

OTHER MATTERS

Meeting Admission. You are entitled to attend the Annual Meeting only if you were an Upland stockholder at the close of business on April 14, 2025, or hold a valid proxy for the Annual Meeting. If attending the meeting in person, you should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, meaning that you hold shares directly with Broadridge (“registered holders”), the inspector of election will have your name on a list, and you will be able to gain entry with a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. If you are not a stockholder of record but hold shares through a broker, bank, or nominee (“street name” or “beneficial” owners), in order to gain entry, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar.
Proxy Solicitation. Solicitation of proxies will be primarily by mail. We will bear the cost of soliciting proxies from stockholders.
In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our Common Stock for their reasonable expenses incurred in forwarding such materials.
Stockholders who authorize their proxies through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and these costs must be borne by the stockholder.
Inspector of Election. Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate stockholder votes for the Annual Meeting.
Stockholder List. Upland’s list of stockholders as of April 14, 2025 will be available for inspection for 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, please call our Investor Relations department at (512) 960-1031 to schedule an appointment.
2026 Stockholder Proposals or Nominations. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2026 Proxy Statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices in care of our Corporate Secretary by one of the means discussed below in the section entitled “Communicating with Us.” Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Central Standard Time) on December 22, 2025. Any submissions received after this time and date will be considered untimely.
We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our Proxy Statement. Our Nominating and Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see the section of this Proxy Statement entitled “Directors and Corporate Governance—Director Nomination Procedures.”
In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2026 Annual Meeting must give notice to our Corporate Secretary between February 5, 2026 and March 6, 2026, unless the notice also is made pursuant to Rule 14a-8. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. If the 2026 Annual Meeting is held more than 30 days prior to or 60 days after the one-year anniversary of the 2025 Annual Meeting, then the stockholder notice must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting date and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting date or (ii) the tenth day following the day on which public announcement of the 2026 Annual Meeting date is first made. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Bylaws were filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 4, 2020, and as amended and filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 28, 2025. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.
Communicating with Us. Visit our main Internet site at http://www.uplandsoftware.com for information on our products and services, marketing programs, worldwide locations, customer support, and job listings. Our Investor Relations site at http://investor.uplandsoftware.com contains stock information, earnings and conference call replays, our annual report, corporate governance and historical financial information, and links to our SEC filings. We do not incorporate the information contained on, or accessible through, our corporate websites into this Proxy Statement.
If you would like to contact us, call our Investor Relations department at (512) 960-1031, or send correspondence to Upland Software, Inc., Attn: Investor Relations, 401 Congress Avenue, Suite 1850, Austin, Texas 78701 through June 30, 2025, then after July 1, 2025: Upland Software, Inc., Attn: Investor Relations, Las Cimas IV, 900 S Capital of Texas Highway, Suite 300, Austin, Texas 78746.
If you would like to communicate with our Board, see the procedures described in the section of this Proxy Statement entitled “Directors and Corporate Governance—Communications with the Board of Directors.” You can also contact our Corporate Secretary at Upland Software, Inc., Attn: Corporate Secretary, 401 Congress Avenue, Suite 1850, Austin, Texas 78701 through June 30, 2025, then after July 1, 2025, Upland Software, Inc., Attn: Investor Relations, Las Cimas IV, 900 S Capital of Texas Highway, Suite 300, Austin, Texas 78746, to communicate with the Board, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates or introduce business at the Annual Meeting, or revoke a prior proxy instruction.
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their best judgment.
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Upland stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials, including the Notice of Internet Availability of proxy material, until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our Annual Report or Proxy Statement mailed to you, please submit a request to our Corporate Secretary, Upland Software, Inc., 401 Congress Avenue, Suite 1850, Austin, Texas 78701, or call our Investor Relations Department at (512) 960-1031, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors

John T. McDonald
Chief Executive Officer and Chair
Austin, Texas
April 21, 2025

UPLAND SOFTWARE, INC
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on June 3, 2025. Have your proxy card in hand when accessing the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70251-P27020 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UPLAND SOFTWARE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of three Class II Directors

Nominees:	**For**	**Withhold**
1a. David Chung	☐	☐
1b. Timothy W. Mattox	☐	☐
1c. David D. May	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V70252-P27020

UPLAND SOFTWARE, INC.
Annual Meeting of Stockholders
June 4, 2025 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Michael D. Hill and Matthew H. Smith, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Upland Software, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Central Daylight Time on June 4, 2025, at 401 Congress Ave., Suite 1850, Austin, Texas 78701, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side